Exhibit 4.1
EXECUTION VERSION

VERASUN ENERGY CORPORATION,
as Issuer,
Each of the Subsidiary Guarantors named herein,
and
WELLS FARGO BANK, N.A.,
as Trustee

INDENTURE

Dated as of May 16, 2007
9 3/8% Senior Notes due 2017

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.8; 7.10
(b)	7.8; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	14.3
(c)	14.3
313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)	7.6; 14.2
(d)	7.6
314(a)	4.8; 4.10; 14.2
(c)(1)	7.2; 14.4; 14.5
(c)(2)	7.2; 14.4; 14.5
(c)(3)	N.A.
(e)	14.5
(f)	N.A.
315(a)	7.1(b)
(b)	7.5
(c)	7.1
(d)	6.5; 7.1(c)
(e)	6.11
316(a)(last sentence)	2.9
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	9.4
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	14.1
(c)	14.1

N.A. means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

Exhibit A	-	Form of Initial Note
Exhibit B	-	Form of Exchange Note
Exhibit C	-	Form of Certificate for Transfers to Non-QIB Accredited Investors
Exhibit D	-	Form of Certificate for Transfers Pursuant to Regulation S
Exhibit E	-	Form of Note Guarantee
Note: This table of Contents shall not, for any purpose, be deemed to be part of this Indenture

     INDENTURE dated as of May 16, 2007 among VERASUN ENERGY CORPORATION, a South Dakota corporation (the “Issuer”), VERASUN AURORA CORPORATION, a South Dakota corporation, VERASUN FORT DODGE, LLC, a Delaware limited liability company, VERASUN CHARLES CITY, LLC, a Delaware limited liability company, VERASUN MARKETING, LLC, a Delaware limited liability company, VERASUN HARTLEY, LLC, a Delaware limited liability company, VERASUN BIODIESEL, LLC, a Delaware limited liability company, VERASUN WELCOME, LLC, a Delaware limited liability company, VERASUN GRANITE CITY, LLC, a Delaware limited liability company and VERASUN REYNOLDS, LLC, a Delaware limited liability company, (each of the foregoing, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), and WELLS FARGO BANK, N.A., as Trustee (the “Trustee”).
     Each of the Issuer, the Subsidiary Guarantors and the Trustee agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
1.1 Definitions
     “Accredited Investor” has the meaning set forth in Section 2.16(a).
     “Acquired Indebtedness” means (1) Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary or (2) Indebtedness secured by a Lien encumbering an asset acquired by a Person at the time of such acquisition.
     “Actual Knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.
     “Additional Notes” means additional notes (other than the Initial Notes and any Exchange Notes for such Initial Notes) issued under this Indenture in accordance with clause (iii) of the fourth paragraph of Section 2.2 and Section 4.4.
     “Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Issuer and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (to the extent included in aggregate net income (or loss) and without duplication):
     (1) the net income (or loss) of any Person that is not a Restricted Subsidiary (except to the extent of the amount of dividends or distributions paid in cash to the Issuer or any of its Restricted Subsidiaries);
     (2) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any of its Restricted

Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Issuer or any of its Restricted Subsidiaries;
     (3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (other than any restriction permitted under Section 4.13(b)(vii)) except to the extent that cash was distributed by such Restricted Subsidiary to the Issuer or another Restricted Subsidiary during such period;
     (4) any gains or losses (on an after-tax basis) attributable to sales of assets outside the ordinary course of business of the Issuer and its Restricted Subsidiaries;
     (5) all extraordinary gains or losses;
     (6) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees of the Issuer or any of its Restricted Subsidiaries;
     (7) any net after-tax income or loss from discontinued operations;
     (8) the cumulative effect of a change in accounting principles;
     (9) any expense with respect to which, and to the extent that, the Issuer is indemnified by a third party (but only if and to the extent that the related indemnification payment from such third party is not included in the calculation of the net income of the Issuer);
     (10) any non-cash asset impairment charges resulting from application of Statement of Financial Accounting Standards No. 142;
     (11) any non-cash gain or loss attributable to any Commodity Agreement until such time as it is settled, at which time the net gain or loss shall be included;
     (12) any unrealized non-cash gains or losses or charges attributable to any Currency Agreement or Interest Rate Agreement entered into in accordance with the terms of this Indenture (including those resulting from the application of Statement of Financial Accounting Standards No. 133); and
     (13) any non-recurring charges associated with any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity.
     “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agent” means any Registrar, Paying Agent or co-Registrar.
     “Agent Members” has the meaning set forth in Section 2.15(a).
     “Asset Acquisition” means (1) an investment by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any of its Restricted Subsidiaries or (2) an acquisition by the Issuer or any of its Restricted Subsidiaries of the property and assets of any Person other than the Issuer or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.
     “Asset Disposition” means the sale or other disposition by the Issuer or any of its Restricted Subsidiaries of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of the Issuer or any of its Restricted Subsidiaries.
     “Asset Sale” means any sale, lease, transfer, conveyance or other disposition (including by way of merger, consolidation and Sale and Leaseback Transaction) in one transaction or a series of related transactions by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries of:
     (1) all or any of the Capital Stock of any Restricted Subsidiary,
     (2) all or substantially all of the property and assets of an operating unit or business of the Issuer or any of its Restricted Subsidiaries, or
     (3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Issuer or any of its Restricted Subsidiaries outside the ordinary course of business of the Issuer or such Restricted Subsidiary, in each case, that is not governed by Article V; provided that “Asset Sale” shall not include:
     (a) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business;
     (b) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under Section 4.3;
     (c) sales, transfers or other dispositions of assets with a fair market value not in excess of $10,000,000 in any transaction or series of related transactions;
     (d) any sale, transfer, assignment or other disposition of any property equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Issuer or its Restricted Subsidiaries;

     (e) sales or grants of licenses to use the Issuer’s or any Restricted Subsidiary’s patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology;
     (f) the sale or discounting of accounts receivable in the ordinary course of business;
     (g) any sale, transfer or other disposition of Investments in Joint Ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the Joint Venture parties set forth in the joint venture arrangements and similar binding arrangements;
     (h) foreclosures on assets;
     (i) any sale, lease, transfer, conveyance or other disposition of real property to a utility company in a manner and in such amounts as are consistent with past practice to the extent such sale, lease, transfer, conveyance or other disposition is required by such utility company in connection with the provision of utility services to the Issuer or any of its Restricted Subsidiaries and to the extent such transfer does not materially impair the Issuer’s or its Restricted Subsidiaries’ ability to utilize the surrounding real property for the purposes for which such real property was acquired; or
     (j) any sale, lease, transfer, conveyance or other disposition of assets as a result of a condemnation or other taking or similar event or settlement in lieu thereof equal to or in excess of $10,000,000 that constitutes an Event of Loss under the Existing Notes Indenture (as in effect on the Issue Date); provided that, within two years after receipt of Net Loss Proceeds from such Event of Loss, such Net Loss Proceeds are applied or invested (x) in accordance with Section 4.20(a)(1) of the Existing Notes Indenture (as in effect on the Issue Date) or (y) in accordance with Section 4.17(b)(i) or (ii). Any Net Loss Proceeds received as a result of such Event of Loss that are not applied or invested in accordance with the preceding sentence shall be deemed to constitute Excess Proceeds and shall be applied in accordance with Section 4.17(c).
     “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
     “Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.
     “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.
     “Board of Directors” means:

     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership;
     (3) with respect to a limited liability company, the board of directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Borrowing Base” means, as of any date, an amount equal to the sum of: (1) 75% of the book value of all accounts receivable owned by the Issuer and its Restricted Subsidiaries as of such date, plus (2) 75% of the book value of all inventory of the Issuer and its Restricted Subsidiaries, all calculated on a consolidated basis and in accordance with GAAP. In the event that information with respect to any element of the Borrowing Base is not available as of any date then the most recently available information shall be utilized.
     “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or Minneapolis, Minnesota are required or authorized by law or other governmental action to be closed.
     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all common stock and preferred stock.
     “Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
     “Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at the time be required to be capitalized on a balance sheet in accordance with GAAP.
     “Change of Control” means the occurrence of any of the following:
     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (within the meaning of Section 13(d) of the Exchange Act);
     (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer;
     (3) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than Permitted Holders becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Issuer on a fully diluted basis; or
     (4) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Issuer’s shareholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, with respect to the Commission’s duties under the TIA, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.
     “Commodity Agreement” means any forward contract, commodity swap agreement, commodity futures contract, commodity option agreement or other similar agreement or arrangement.
     “Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:
     (1) Fixed Charges;
     (2) income taxes;
     (3) depreciation expense;
     (4) amortization expense;
     (5) all other non-cash items (including non-cash asset impairment charges and amortization of pre-paid cash expenses that were paid in a prior period) reducing Adjusted Consolidated Net Income (other than items that shall require cash payment within twelve months of the Transaction Date and for which an accrual or reserve is, or is required by GAAP to be, made (except for restructuring charges, in which case, Consolidated EBITDA shall be increased by an amount equal to the portion of such charges which do not reflect a cash expense during the period), provided that any such cash payment (except for any cash payment related to restructuring charges) made after such twelve-month period shall be deducted from net income in the calculation of Consolidated EBITDA for the Four Quarter Period in which such payment occurs), less all non-cash items increasing Adjusted Consolidated Net Income (other than items which represent the reversal of an accrual or reserve for anticipated cash charges in any prior period), all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with GAAP; and
     (6) any non-capitalized transaction costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, any earn-out or similar expense in connection with acquisitions or dispositions and financing and refinancing fees and costs incurred in connection with the offering of the Securities and related transactions; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries.
     “Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs (gains) associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Issuer or any of its Restricted Subsidiaries); imputed interest with respect to Attributable Debt; and all but the principal component of rentals in respect of Capitalized Lease Obligations, in each case paid, accrued or scheduled to be paid or to be accrued by the Issuer and its Restricted Subsidiaries during such period, less interest income for such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Existing Notes or the Securities, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at Wells Fargo Bank, N.A., Corporate Trust Services, Sixth Street & Marquette Avenue, Minneapolis, MN 55479; Attn: VeraSun Administrator.
     “Covenant Defeasance” has the meaning set forth in Section 8.2(c).
     “Covenant Suspension Event” has the meaning set forth in Section 4.19.
     “Credit Agreement” means the $30,000,000 borrowing base operating line of credit, with a $10,000,000 sublimit for letters of credit, dated as of December 21, 2005, between the Issuer and First National Bank of Omaha, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement:
     (1) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby;
     (2) adding or deleting borrowers or guarantors thereunder;
     (3) increasing the amount of indebtedness incurred thereunder or available to be borrowed thereunder; or
     (4) otherwise altering the terms and conditions thereof.
     “Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities or other financing arrangements providing for revolving credit loans, term loans, receivable or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables or inventory), letters of credit or Debt Issuances, in each case, as amended, extended, renewed, restated, refinanced (including refinancing with Debt Issuances), supplemental or otherwise modified (in whole or in part, and without limitation as to amounts, terms, conditions, covenants and other provisions) from time to time.
     “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.
     “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     “Debt Issuances” means, with respect to the Issuer or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.
     “Debt Rating” means the rating assigned to the Securities by Moody’s or S&P, as the case may be.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Depository” shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.
     “Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Securities, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.16 and 4.17 and such Capital Stock specifically provides that such Person shall not repurchase or redeem any such stock pursuant to such provision prior to the Issuer’s repurchase of such Securities as are required to be repurchased pursuant to Sections 4.16 and 4.17.
     “Equity Offering” means (i) an offer and sale of Capital Stock (other than Disqualified Stock) of the Issuer pursuant to (x) a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Issuer), or (y) a private issuance exempt from registration under the Securities Act or (ii) any other capital contribution (other than in the form of Disqualified Stock) received by the Issuer from any holder of Capital Stock of the Issuer.
     “Event of Default” has the meaning set forth in Section 6.1.
     “Event of Loss” means an “Event of Loss” as defined under the Existing Notes Indenture (as in effect on the Issue Date).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
     “Exchange Notes” means the notes issued in the Exchange Offer pursuant to this Indenture.
     “Exchange Offer” has the meaning set forth for such term in the Registration Rights Agreement.
     “Existing Notes” means the Issuer’s 9 7/8% Senior Secured Notes due 2012 issued pursuant to the Existing Notes Indenture.
     “Existing Notes Indenture” means the indenture, dated December 21, 2005, by and among the Issuers, the Subsidiary Guarantors and Wells Fargo Bank, N.A, as trustee, relating to the Existing Notes.
     “fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.
     “Fixed Charge Coverage Ratio” means, for any Person on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which internal financial statements are available (the

“Four Quarter Period”) to (2) the aggregate Fixed Charges during such Four Quarter Period. In making the foregoing calculation:
     (a) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the “Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit agreement or similar arrangement) in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;
     (b) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;
     (c) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period, including giving effect to expense and cost reductions, and other operating improvements reasonably expected to be realized in connection with that acquisition, as determined in the good faith and reasonable judgment of the chief financial officer or similar principal financial officer of the Issuer (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission);
     (d) pro forma effect shall be given to asset dispositions, asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period, including giving effect to expense and cost reductions, and other operating improvements reasonably expected to be realized in connection with that acquisition, as determined in the good faith and reasonable judgment of the chief financial officer of the Issuer or similar principal financial officer of the Issuer (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission); provided that to the extent that clause (c) or (d) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four fiscal quarters immediately preceding the Transaction Date of the Person, or division, plant, unit or line of business of the Person, that is acquired or disposed for which financial information is available; provided further that if an entity, division, plant, unit or line of business acquired commenced and completed commercial operations for one full fiscal quarter during such four fiscal quarters then such pro forma calculation shall be based on the annualized results of commercial operations of such entity, plant, unit, division or line of business since the date it began commercial operations; and

     (e) pro forma effect shall be given to any entity, division, plant, unit or line of business that commenced and completed commercial operations for at least one full fiscal quarter during such Reference Period as if such entity, division, plant, unit or line of operations commenced commercial operations on the first day of such Reference Period and such pro forma calculation shall be based on the annualized results of commercial operations of such entity, plant, unit, division or line of business since the date it began commercial operations.
     “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:
     (1) Consolidated Interest Expense; plus
     (2) the amount of all dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than dividends payable solely in Capital Stock of such Person or such Restricted Subsidiary (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principals Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or entities as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.
     “Global Security” has the meaning set forth in Section 2.1.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Holder” means a holder of any Securities.
     “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an Incurrence of Indebtedness.
     “Indebtedness” means, with respect to any Person at any date of determination (without duplication):
     (1) all indebtedness of such Person for borrowed money;
     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (1) or (2) above or clause (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);
     (4) all obligations of such Person to pay the deferred and unpaid purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;
     (5) all Capitalized Lease Obligations and Attributable Debt;
     (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness;
     (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;
     (8) to the extent not otherwise included in this definition, obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements (other than Commodity Agreements, Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business and not for speculative purposes and entered into to protect the Issuer or its Restricted Subsidiaries against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and
     (9) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that: (a) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, and (b) Indebtedness shall not include: (x) any liability for federal, state, local or other taxes, (y) performance, surety or appeal bonds provided in the ordinary course of business or (z) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case, Incurred in connection with the disposition of any business, assets or a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary in connection with such disposition.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
     “Initial Notes” means the $450,000,000 aggregate principal amount of the 9 3/8% Senior Notes due 2017 of the Issuer issued on the Issue Date and authenticated and delivered under this Indenture pursuant to Section 2.2.
     “Institutional Accredited Investor” has the meaning set forth in Section 2.16(a).
     “Initial Subsidiary Guarantors” means VeraSun Aurora Corporation, VeraSun Charles City, LLC, VeraSun Fort Dodge, LLC, VeraSun Marketing, LLC, VeraSun Hartley, LLC, VeraSun Biodiesel, LLC, VeraSun Welcome, LLC, VeraSun Granite City, LLC and VeraSun Reynolds, LLC, in each case, together with its successors.
     “Interest Payment Date” means each June 1 and December 1, beginning December 1, 2007.
     “Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.
     “Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Issuer or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Issuer or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.3, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Issuer or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided that the Net Cash Proceeds are applied in accordance with clause (b)(i) or (b)(ii) of Section 4.17.
     “Investment Grade Rating” means a Debt Rating of Moody’s of at least Baa3 (or the equivalent) or higher and (ii) a Debt Rating of S&P of at least BBB- (or the equivalent) or higher, or if either such entity ceases to rate the Securities for reasons outside of the Issuer’s control, the equivalent investment grade credit rating from any other Rating Agency.
     “Issue Date” means May 16, 2007, the date of original issuance of the Initial Notes.
     “Issuer” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter shall mean such successor Person.
     “Joint Venture” means a corporation, partnership or other entity (other than a Subsidiary) engaged in a Permitted Business in respect of which the Issuer or a Restricted Subsidiary beneficially owns at least 25% of the shares, interests or other equivalents of Capital Stock of such entity.
     “Legal Defeasance” has the meaning set forth in Section 8.2(b).
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).
     “Maturity Date” means June 1, 2017.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Net Cash Proceeds” means:
     (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of:
     (a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

     (b) provisions for all taxes paid or payable as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole;
     (c) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and
     (d) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and
     (2) with respect to any Equity Offering, the proceeds of such Equity Offering in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
     “Net Loss Proceeds” means “Net Loss Proceeds” as defined under the Existing Notes Indenture (as in effect on the Issue Date).
     “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against the relevant Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and
     (3) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.
     “Non-U.S. Person” means a Person that is not a “U.S. Person” (as defined in Regulation S).
     “Note Guarantee” means any Guarantee of the obligations of the Issuer under this Indenture and the Securities by any Subsidiary Guarantor.

     “Note Obligations” means the Securities, the Note Guarantees and all other Obligations of the Issuer under the Securities and the Subsidiary Guarantors under the Note Guarantees.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Offer to Purchase” has the meaning set forth in Section 3.7.
     “Offering Memorandum” means the Offering Memorandum dated May 11, 2007 relating to the offering of the Initial Notes issued on the Issue Date.
     “Officer” means, with respect to any Person, the chairman of the board, the principal executive officer, the president, any vice president, the chief financial officer, the controller, the treasurer or the secretary of such Person.
     “Officers’ Certificate” means a certificate signed by two Officers, at least one of whom shall be the principal executive officer, principal accounting officer, a vice president, the treasurer or the principal financial officer of the Issuer and delivered to the Trustee.
     “Offshore Global Securities” has the meaning provided in Section 2.1.
     “Offshore Physical Securities” has the meaning provided in Section 2.1.
     “Opinion of Counsel” means a written opinion from legal counsel, which opinion and counsel are reasonably acceptable to the Trustee.
     “Pari Passu Indebtedness” has the meaning set forth in Section 4.17(b)(i).
     “Paying Agent” has the meaning set forth in Section 2.3.
     “Permitted Business” means the business of the Issuer and its Subsidiaries engaged in on the Issue Date and any other activities that are related, ancillary or complementary to such business.
     “Permitted Holder” means, at any time, Donald L. Endres, or any Person controlled by Donald L. Endres. In addition, any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which an Offer to Purchase is made in accordance with the requirements of this Indenture shall thereafter, together with its Affiliates, constitute an additional Permitted Holder.
     “Permitted Investment” means:
     (1) an Investment in the Issuer or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Issuer or a Restricted Subsidiary;

     (2) Temporary Cash Investments;
     (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;
     (4) stock, obligations or securities received in satisfaction of judgments;
     (5) Commodity Agreements, Interest Rate Agreements and Currency Agreements entered into to protect the Issuer or its Restricted Subsidiaries against fluctuations in commodity prices, interest rates or foreign currency exchange rates;
     (6) loans and advances to employees and officers of the Issuer and its Restricted Subsidiaries made in the ordinary course of business for bona fide business purposes not to exceed $5,000,000 in the aggregate at any one time outstanding;
     (7) Investments in securities of trade creditors or customers received:
     (a) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; or
     (b) in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;
     (8) Investments:
     (a) made by the Issuer or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with Section 4.17; or
     (b) consisting of consideration received by the Issuer or any of its Restricted Subsidiaries in connection with a transaction that would be an Asset Sale if it consisted of aggregate consideration received by the Issuer or any of its Restricted Subsidiaries of $10,000,000 or more;
     (9) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time such Person merges or consolidates with the Issuer or any of its Restricted Subsidiaries, in either case, in compliance with this Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or such merger or consolidation;
     (10) repurchases of the Securities and repurchase of Pari Passu Indebtedness;
     (11) any Investment in a Person engaged in a Permitted Business (other than an Investment in a Subsidiary of the Issuer) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (11) that are at that time outstanding, not to exceed 15.0% of Total Assets at the time of that Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that such Person shall not use the proceeds of such Investment to purchase, redeem, retire or otherwise acquire for value any shares of the Capital Stock of the Issuer; and
     (12) additional Investments (including Investments in Joint Ventures and Unrestricted Subsidiaries) at any one time outstanding not to exceed the greater of (a) $50,000,000 and (b) 5.0% of Total Assets; provided that, in the event of an Investment in any Person that is not a Restricted Subsidiary, such Person shall not use the proceeds of such Investment to purchase, redeem, retire or otherwise acquire for value any shares of the Capital Stock of the Issuer;
provided, however, that with respect to any Investment, the Issuer may, in its sole discretion allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment, to one or more of the clauses (1) through (12) above so that the entire Investment would be a Permitted Investment.
     “Permitted Liens” means:
     (1) Liens for taxes, assessments, governmental charges or claims that are not yet delinquent or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;
     (2) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;
     (3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;
     (4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);
     (5) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities in respect of real property that do not materially adversely affect the value of said real property or materially interfere with the ordinary course of business of the Issuer or any of its Restricted Subsidiaries;
     (6) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer and its Restricted Subsidiaries, taken as a whole;

     (7) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or its Restricted Subsidiaries relating to such property or assets;
     (8) any interest or title of a lessor, including Liens arising from precautionary UCC financing statement filings, in the property subject to any Capitalized Lease or operating lease entered into in the ordinary course of business;
     (9) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets acquired;
     (10) Liens in favor of the Issuer or any Restricted Subsidiary;
     (11) judgment Liens arising from the rendering of a final judgment or order against the Issuer or any Restricted Subsidiary that does not give rise to an Event of Default, so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;
     (12) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;
     (13) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (14) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements, Currency Agreements or Commodity Agreements entered into to protect the Issuer or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;
     (15) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Issuer and its Restricted Subsidiaries prior to the Issue Date;
     (16) Liens on or sales of receivables (other than Liens on receivables of the Issuer or any Subsidiary Guarantor);
     (17) Liens in the ordinary course of business securing Indebtedness or other obligations not exceeding $5,000,000 at any one time outstanding that (a) are not incurred in connection with borrowing of money and (b) do not materially detract from the value of the property or materially impair its use;

     (18) Liens securing additional Indebtedness or other obligations of the Issuer and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding; and
     (19) Liens securing Indebtedness permitted under clause (a) (4) of Section 4.4, provided that, in the event such Indebtedness is Incurred for the purpose of defeasing the Securities, such Lien does not cover any of the cash or cash equivalents that are deposited with the Trustee or otherwise to defease the Securities.
     “Person” means any individual, corporation, partnership, Joint Venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Physical Securities” has the meaning provided in Section 2.1.
     “Private Placement Legend” means the legend initially set forth on the Initial Notes in the form set forth in the first paragraph of Section 2.14.
     “QIB” means any “qualified institutional buyer” (as defined under the Securities Act).
     “Qualified Proceeds” means any of the following or any combination of the following:
     (1) Net Cash Proceeds;
     (2) the fair market value of any assets (other than Investments) that are used or useful in a Permitted Business; and
     (3) the fair market value of any Capital Stock of any Person engaged in a Permitted Business if (a) that Person is or, in connection with the receipt by the Issuer or any Restricted Subsidiary of that Capital Stock, becomes a Restricted Subsidiary of the Issuer; or (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any Restricted Subsidiary of the Issuer.
     “Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Issuer’s Board of Directors) which shall be substituted for S&P or Moody’s, or both, as the case may be.
     “Record Date” means the applicable record date specified in the Securities.
     “Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.
     “Redemption Price,” when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

     “Registrar” has the meaning set forth in Section 2.3.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated the Issue Date among the Issuer, the Initial Subsidiary Guarantors, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC.
     “Regulation S” means Regulation S under the Securities Act.
     “Replacement Assets” means, on any date, property or assets of a nature or type or that are used in a Permitted Business (or an Investment in a Permitted Business).
     “Responsible Officer” means, when used with respect to the Trustee, any managing director, director, vice president, assistant vice president, assistant treasurer, assistant secretary, associate or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Restricted Payment” has the meaning set forth in Section 4.3.
     “Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.
     “Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.
     “Reversion Date” has the meaning set forth in Section 4.19.
     “Rule 144A” means Rule 144A under the Securities Act.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.
     “Sale and Leaseback Transaction” means a transaction whereby a Person sells or otherwise transfers assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or otherwise transferred.
     “Securities” means the Initial Notes, the Exchange Notes and any Additional Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

     “Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Issuer, accounted for more than 10% of the consolidated revenues of the Issuer and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Issuer for such fiscal year.
     “Stated Maturity” means (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.
     “Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person.
     “Subsidiary Guarantor” means any Initial Subsidiary Guarantor and any other Restricted Subsidiary of the Issuer which provides a Note Guarantee of the Issuer’s obligations under this Indenture and the Securities pursuant to Section 4.14.
     “Subsidiary Guarantor Surviving Person” has the meaning set forth in Section 5.1(b).
     “Surviving Person” has the meaning set forth in Section 5.1(a).
     “Suspended Covenants” has the meaning set forth in Section 4.19.
     “Suspension Date” has the meaning set forth in Section 4.19.
     “Suspension Period” has the meaning set forth in Section 4.19.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter the TIA as then in effect, as amended from time to time.
     “Temporary Cash Investment” means any of the following:
     (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case, maturing within one year unless such obligations are deposited by the Issuer (a) to defease any Indebtedness or (b) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any Indebtedness;
     (2) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;
     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;
     (4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-l” (or higher) according to Moody’s or “A-l” (or higher) according to S&P;
     (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;
     (6) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above; and
     (7) overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business.
     “Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries as shown on the Issuer’s most recent consolidated balance sheet.
     “Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.
     “Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.
     “Treasury Securities” means any investment in obligations issued or guaranteed by the United States government or agency thereof, in each case, maturing not later than one year.
     “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     “UCC” means the Uniform Commercial Code as in effect, from time to time, in any relevant state.
     “Unrestricted Subsidiary” means (1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary; provided that (a) any Guarantee by the Issuer or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Issuer or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (b) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.3 and (c) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (a) of this proviso would be permitted under Sections 4.3 and 4.4. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (A) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (B) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
     “U.S. Global Securities” has the meaning provided in Section 2.1.
     “U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
     “U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     “U.S. Physical Securities” has the meaning set forth in Section 2.1.
     “Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     “Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.
1.2 Incorporation by Reference of TIA.
     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Securities;
     “indenture security holder” means a Holder;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Securities means the Issuer, any Subsidiary Guarantor or any other obligor on the Securities.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.
1.3 Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation;
     (5) words in the singular include the plural, and words in the plural include the singular;
     (6) “will” shall be interpreted to express a command;

     (7) provisions apply to successive events and transactions;
     (8) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (9) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.1;
     (10) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and
     (11) all references to Sections or Articles refer to Sections or Articles in this Indenture unless otherwise indicated.
ARTICLE II
THE SECURITIES
2.1 Form and Dating.
     The Initial Notes and the Trustee’s related certificate of authentication shall be substantially in the form set forth in Exhibit A and the Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit B. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.
     The terms and provisions contained in the Securities annexed hereto as Exhibits A and B and the Note Guarantees annexed hereto as Exhibit E shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A (the “U.S. Global Securities”), registered in the name of the nominee of the Depository, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, and shall bear the legends set forth in Section 2.14. The aggregate principal amount of the U.S. Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.
     Securities issued in exchange for interests in the U.S. Global Securities pursuant to Section 2.15 or 2.16 may be issued in the form of physical Securities, substantially in the form set forth in Exhibit A (the “U.S. Physical Securities”), and shall bear the first legend set forth in Section 2.14.

     Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A (the “Offshore Global Securities”), duly executed by the Issuer and authenticated by the Trustee, which shall be deposited with the Trustee, as custodian for the Depository or its nominee. The aggregate principal amount of the Offshore Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.
     Securities issued in exchange for interests in the Offshore Global Securities pursuant to Section 2.15 may be issued in the form of permanent physical Securities in registered form (the “Offshore Physical Securities”).
     The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the “Physical Securities.” The U.S. Global Securities and the Offshore Global Securities are sometimes referred to herein as the “Global Securities.”
2.2 Execution and Authentication.
     Two Officers, or an Officer and an Assistant Secretary, of the Issuer shall sign, or one Officer shall sign and one Officer or an Assistant Secretary of the Issuer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Issuer by manual or facsimile signature.
     If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.
     A Security shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the Security by manual signature. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount equal to $450,000,000, (ii) Exchange Notes and (iii) subject to the Issuer’s compliance with Section 4.4, one or more series of Additional Notes for original issue after the Issue Date (such Additional Notes to be substantially in the form of Exhibit A) , in each case, upon written orders of the Issuer in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance pursuant to clause (iii) above, certify that such issuance is in compliance with Sections 4.4. In addition, each such Officers’ Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated, whether the Securities are to be Initial Notes issued under clause (i) of the preceding sentence, Exchange Notes issued under clause (ii) of the preceding sentence or Additional Notes issued under clause (iii) of the preceding sentence and the aggregate principal amount of Securities outstanding on the date of authentication, and shall further specify the amount of such Securities to be issued as Global Securities or Physical Securities. Such Securities shall initially be in the form of one or more Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Securities to be issued, (ii) shall be registered in the name of the Depository for such Global

Security or Securities or its nominee and (iii) shall be held by the Trustee as custodian for the Depository or its nominee or pursuant to the Depository’s instruction.
     All Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities shall have the right to vote or consent as a separate class on any matter.
     The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.
     The Securities shall be issuable only in registered form, without coupons, in denominations of $2,000 of principal amount and integral multiples of $1,000.
2.3 Registrar and Paying Agent.
     The Issuer shall maintain an office or agency where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Securities may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer may act as its own Registrar or Paying Agent except that, for the purposes of Articles III and VIII and Sections 4.16 and 4.17, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional Paying Agent. The Issuer hereby initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.
     The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.
2.4 Paying Agent to Hold Assets in Trust.
     The Issuer shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Issuer or any other obligor on the Securities), and shall notify the Trustee of any Default or Event of Default by the Issuer (or any other obligor on the Securities) in making any such payment. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or payment Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.
2.5 Holder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.
2.6 Transfer and Exchange.
     (a) Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s or co-Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.10, 3.6, 3.7, 4.16, 4.17 or 9.5). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part, and (iii) during an Offer to Purchase made pursuant to Section 4.16 or 4.17 if such Security is tendered pursuant to such Offer to Purchase and not withdrawn. A Global Security may be transferred, in whole but not in part, in the manner provided in this Section 2.6(a), only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Issuer, or to a nominee of such successor Depository.
     (b) If at any time the Depository for the Global Security or Securities notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Security or Securities or the Issuer become aware that the Depository has ceased to be a clearing agency registered under the Exchange Act, the Issuer shall appoint a successor Depository with respect to such Global

Security or Securities. If a successor Depository for such Global Security or Securities has not been appointed within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer shall execute, and the Trustee, upon receipt of an Officers’ Certificate for the authentication and delivery of Physical Securities, shall authenticate and deliver Physical Securities, in an aggregate principal amount equal to the principal amount of the Global Security representing such Securities, in exchange for such Global Security or Securities. The Issuer shall reimburse the Registrar, the Depository and the Trustee for expenses they incur in documenting such exchanges and issuances of Securities.
     The Issuer may at any time and in its sole discretion determine that the Securities shall no longer be represented by such Global Security or Securities. In such event the Issuer shall execute, and the Trustee, upon receipt of a written order for the authentication and delivery of Physical Securities in exchange in whole or in part for such Global Security or Securities accompanied by an Officers’ Certificate, shall authenticate and deliver Physical Securities in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.
     In any exchange provided for in any of the preceding two paragraphs, the Issuer shall execute and the Trustee shall authenticate and deliver Physical Securities in authorized denominations. Upon the exchange of a Global Security for Physical Securities, such Global Security shall be cancelled by the Trustee. Physical Securities issued in exchange for a Global Security pursuant to this Section 2.6(b) shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered in the manner and to the addresses specified by the Depository.
     None of the Issuer, the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
2.7 Replacement Securities.
     If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s and Issuer’s requirements are met. If required by the Trustee or the Issuer, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuer may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security pursuant to this Section 2.7, including reasonable fees and expenses of counsel.
     Every replacement Security is an additional obligation of the Issuer.

2.8 Outstanding Securities.
     Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because either of the Issuer, any Subsidiary Guarantor or any of their respective Subsidiaries or Affiliates holds the Security.
     If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser or a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7. If the principal amount of any Security is considered paid under Section 4.1, it ceases to be outstanding and interest ceases to accrue.
     If on a Redemption Date or the Maturity Date the Paying Agent (other than either of the Issuer or a Subsidiary) holds U.S. Legal Tender sufficient to pay all of the principal, premium, if any, and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.
2.9 Treasury Securities.
     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, any of its Subsidiaries or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee has Actual Knowledge are so owned shall be disregarded.
2.10 Temporary Securities.
     Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities, as evidenced by execution of such temporary Securities by the Issuer. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities. Notwithstanding the foregoing, so long as the Securities are represented by a Global Security, such Global Security may be in typewritten form.
2.11 Cancellation.
     The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than either of the Issuer or a Subsidiary), and no one else, shall cancel and shall dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.7, the Issuer may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Issuer or any Subsidiary Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.
2.12 Defaulted Interest.
     If the Issuer defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.
2.13 CUSIP and ISIN Numbers.
     The Issuer in issuing the Securities may use “CUSIP” and “ISIN” numbers, and if so, the Trustee shall use the CUSIP and ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and ISIN numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption or exchange shall not be affected by any defect or omission of such CUSIP and ISIN numbers. The Issuer shall promptly notify the Trustee of any change in CUSIP or ISIN number.
2.14 Restrictive Legends.
     Unless and until a Security is exchanged for an Exchange Note or sold in connection with an effective registration statement under the Securities Act pursuant to the Registration Rights Agreement, the U.S. Global Securities, U.S. Physical Securities and Offshore Global Securities shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof:
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE

144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.
Each Global Security shall also bear the following legend on the face thereof:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE GOVERNING THIS SECURITY.
2.15 Book-Entry Provisions for Global Securities.
     (a) Each Global Security initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.14.
     Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Security, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of each Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in any Global Security may be transferred or, subject to Section 2.1, exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, U.S. Physical Securities and Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in U.S. Global Securities or Offshore Global Securities, as the case may be, (i) in accordance with Section 2.6 or (ii) if an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Trustee to issue Physical Securities.
     (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to clause (b) above, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities or Offshore Physical Securities, as the case may be, of like tenor and amount.
     (d) In connection with the transfer of U.S. Global Securities or Offshore Global Securities, in whole, to beneficial owners pursuant to clause (b) above, the U.S. Global Securities or the Offshore Global Securities, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such U.S. Global Securities or Offshore Global Securities, as the case may be, an equal aggregate principal amount of U.S. Physical Securities or Offshore Physical Securities, as the case may be, of authorized denominations.
     (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to clause (b), (c) or (d) above shall bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.14.
     (f) The Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
2.16 Special Transfer Provisions.
     (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a beneficial interest in a Security constituting a Restricted Security to any institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an “Accredited Investor” or an “Institutional Accredited Investor”) which is not a QIB (excluding Non-U.S. Persons):

     (i) the Registrar shall register the transfer of, or beneficial interest in, any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto, and if such transfer is in respect of an aggregate principal amount of Securities of less than $100,000, the proposed transferee has delivered to the Registrar and the Issuer an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act and such other certifications, legal opinions or other information that the Trustee may reasonably request in order to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; and
     (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears a Private Placement Legend, upon receipt by the Registrar of (x) the certificate and opinion, if any, required by clause (i) above and (y) instructions given in accordance with the Depository’s and the Registrar’s procedures, whereupon (a) the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and an increase in the principal amount of the applicable Global Security to which the beneficial interest is to be transferred or shall authenticate and deliver one or more U.S. Physical Securities of like tenor and amount.
     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a beneficial interest in a Security to a QIB (excluding transfers to Non-U.S. Persons, which shall be governed by clause (d) below):
     (i) if the Security to be transferred consists of (x) either Offshore Physical Securities prior to the removal of the Private Placement Legend or U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) a beneficial interest in the U.S. Global Securities, the transfer of such beneficial interest may be effected only through the book entry system maintained by the Depositary; and
     (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of U.S. Physical Securities which after transfer are to be evidenced by a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Securities so transferred.
     (c) Transfers of Interests in the Offshore Global Securities or Offshore Physical Securities. The following provisions shall apply with respect to any transfer of beneficial interests in Offshore Global Securities or Offshore Physical Securities. The Registrar shall register the transfer of any such Security without requiring any additional certification.
     (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a beneficial interest in a Security to a Non-U.S. Person:
     (i) prior to the 41st day after the date on which such Security is originally issued, the Registrar shall register any proposed transfer of, or beneficial interest in, a Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor;
     (ii) on and after the 41st day after the date on which such Security is originally issued, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or a beneficial interest in U.S. Global Securities, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor; and on or after the 41st day after the date on which such Security is originally issued, the Registrar shall register any proposed transfer of any Offshore Physical Security or beneficial interest in an Offshore Global Security without requiring any certification; and
     (iii) (a) if the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Securities, upon receipt by the Registrar of (x) the documents, if any, required by clause (i) or (ii) of this clause (d) and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the beneficial interest in the U.S. Global Securities to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Securities in an amount equal to the principal amount of the U.S. Physical Securities or the beneficial interest in the U.S. Global Securities, as the case may be, to be transferred, and the Trustee shall cancel the U.S. Physical Security, if any, so transferred or decrease the amount of the U.S. Global Security.
     (e) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the transferee certifies that it is not an Affiliate of the Issuer and the requested transfer is after the second anniversary of the later of (a) the date on which such Securities are originally issued and (b) the last date on which the Issuer or an Affiliate of the Issuer was the owner of such Securities (or any predecessor Securities) or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder or (ii) the circumstance contemplated by clause (c) or (d)(ii) of this Section 2.16 exists or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
     (f) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Security only as provided in this Indenture.
     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its customary procedures. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
ARTICLE III
REDEMPTION; OFFER TO PURCHASE
3.1 Notices to Trustee.
     If the Issuer elects to redeem Securities pursuant to Section 5 or 6 of the form of Securities set forth in Exhibit A, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of the applicable Securities to be redeemed. The Issuer shall give such notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date, together with an Officers’ Certificate stating that such redemption shall comply with the conditions contained herein and provide the information specified in Section 3.3.
3.2 Selection of Securities to Be Redeemed.
     In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption shall be made (subject to the procedures of the Depository) by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $2,000 or less shall be redeemed in part.

3.3 Notice of Redemption.
     At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address. At the Issuer’s written request at least 40 days before a Redemption Date (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense (such request to contain information required by this Section 3.3). Each notice of redemption shall identify the Securities to be redeemed and shall state:
     (a) the Redemption Date;
     (b) the Redemption Price and the amount of accrued interest, if any, to be paid;
     (c) the name and address of the Paying Agent;
     (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;
     (e) that, subject to the satisfaction of any conditions precedent, on the Redemption Date the Redemption Price will become due and payable on each Security called for redemption;
     (f) that, unless the Issuer defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price and accrued interest, if any, upon surrender to the Paying Agent of the Securities redeemed;
     (g) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof shall be issued;
     (h) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;
     (i) the section of the Securities pursuant to which the Securities are to be redeemed; and
     (j) the CUSIP or ISIN number, if any, printed on the Securities being redeemed and a statement that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.
     In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and shall state that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date as stated in such notice.

     Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering.
     The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.
3.4 Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any, subject to the satisfaction of any conditions precedent provided in such notice. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.
3.5 Deposit of Redemption Price.
     On or before 11:00 a.m. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender in immediately available funds sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.
     If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.
3.6 Securities Redeemed in Part.
     Upon surrender of a Security that is to be redeemed in part only, the Trustee shall upon written instruction from the Issuer accompanied by an Officers’ Certificate authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.
3.7 Offer to Purchase.
     In the event that, pursuant to Section 4.16 or 4.17, the Issuer shall be required to commence an offer to purchase Securities from the Holders in accordance with the procedures specified in the following provisions of this Section 3.7 (an “Offer to Purchase”), the Issuer shall commence an Offer to Purchase by mailing a notice to the Trustee and each Holder stating:
     (1) the provision of this Indenture pursuant to which the offer is being made and that all Securities validly tendered shall be accepted for payment on a pro rata basis;

     (2) the purchase price and the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);
     (3) that any Security not tendered shall continue to accrue interest pursuant to its terms;
     (4) that, unless the Issuer defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
     (5) that Holders electing to have a Security purchased pursuant to the Offer to Purchase shall be required to surrender the Security, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;
     (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and
     (7) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.
     On the Payment Date, the Issuer shall (a) accept for payment on a pro rata basis Securities and, at the Issuer’s Option, Pari Passu Indebtedness or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit, or cause to be deposited, with the Paying Agent money sufficient to pay the purchase price of all Securities and, at the Issuer’s Option, such Pari Passu Indebtedness or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers’ Certificate specifying the Securities or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail to the Holders so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Issuer shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuer shall comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase Securities pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Offer to Purchase, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.
ARTICLE IV
COVENANTS
4.1 Payment of Securities.
     The Issuer shall pay the principal of, premium, if any, and interest on the Securities in the manner provided in the Securities. An installment of principal of, premium, if any, or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender in immediately available funds designated for and sufficient to pay the installment. If the Issuer or any Subsidiary acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the entity acting as Paying Agent complies with the second sentence of Section 2.4. Upon any bankruptcy or reorganization procedure relative to the Issuer, the Trustee shall serve as Paying Agent, if any, for the Securities.
4.2 Maintenance of Office or Agency.
     The Issuer shall maintain the office or agency required under Section 2.3. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.
     The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Issuer hereby initially designates the Trustee at its Corporate Trust Office, as such office of the Issuer in accordance with Section 2.3.
4.3 Limitation on Restricted Payments.
     The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of its Capital Stock (other than Disqualified Stock) and (y) pro rata dividends or distributions on Capital Stock of Restricted Subsidiaries) held by Persons other than the Issuer or any of its Restricted Subsidiaries, (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Issuer (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Issuer (other than a Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Issuer, (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Issuer that is subordinated in right of payment to the Securities or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to a Note Guarantee or (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:
     (a) a Default or an Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment,
     (b) the Issuer is not able to Incur at least $1.00 of Indebtedness under the first sentence of Section 4.4(a), or
     (c) the aggregate amount of all Restricted Payments made after the Issue Date shall exceed the sum of:
     (i) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on October 1, 2005 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which internal financial statements are available; plus
     (ii) 100% of the aggregate Qualified Proceeds received by the Issuer after October 1, 2005 as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person which is not a Subsidiary of the Issuer, including an issuance or sale permitted by this Indenture of Indebtedness of the Issuer for cash subsequent to October 1, 2005 upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Issuer, or from the issuance to a Person which is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire Capital Stock of the Issuer (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities); plus
     (iii) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case, to the Issuer or any Restricted Subsidiary or from the Qualified Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of

“Investments”), not to exceed, in each case, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.
     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:
     (1) (x) the payment of any dividend or redemption of any Capital Stock or (y) the redemption of any Indebtedness that is subordinate in right of payment to the Securities, in each case, within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;
     (2) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities or any Note Guarantee including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under of Section 4.4(a)(3);
     (3) the repurchase, redemption or other acquisition or retirement of Capital Stock of the Issuer or a Restricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Securities;
     (4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition or retirement for value of Indebtedness (including premium, if any, and accrued interest) which is subordinated in right of payment to the Securities or any Note Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock (other than Disqualified Stock)); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Securities;
     (5) payments or distributions, to dissenting shareholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Issuer that complies with the provisions of Article V;
     (6) Investments acquired as a capital contribution to, or in exchange for, or out of the net proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Issuer;
     (7) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;
     (8) the repurchase or other acquisition of Capital Stock of the Issuer or any of its Subsidiaries from employees, former employees, directors or former directors of the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Issuer under which such individuals purchase or sell, or are granted the option to purchase or sell, such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $8,000,000 in any calendar year;
     (9) dividends paid in respect of Disqualified Stock or preferred stock of the Issuer or any Restricted Subsidiary of the Issuer which is permitted to be issued pursuant to Section 4.4; provided, however, that the aggregate amount of dividends paid in respect of preferred stock of the Issuer (other than Disqualified Stock of the Issuer) pursuant to this clause (9) shall not exceed the amount of Net Cash Proceeds from the issuance of such preferred stock;
     (10) the pledge by the Issuer or any Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary to secure Non-Recourse Debt of that Unrestricted Subsidiary;
     (11) any payments made in connection with the consummation of this offering and the application of the net proceeds therefrom (in each case as described in the Offering Memorandum);
     (12) repayment of intercompany debt that was permitted to be outstanding pursuant to the terms of this Indenture; and
     (13) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (13), does not exceed $15,000,000;
provided that, except in the case of clauses (1), (5) through (7), (11) and (12) above, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.
     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payments referred to in clauses (2), (7) and (9) through (13) above or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) above and an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) above) shall be included in calculating whether the conditions of clause (c) of the first paragraph of this Section 4.3 have been met with respect to any subsequent Restricted Payments, and the Net Cash Proceeds from any issuance of Capital Stock to the extent used to make Restricted Payments referred to in clause (3), (4) or (6) above shall not be included in such calculation.
     For purposes of determining compliance with this Section 4.3, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive and evidenced by a Board Resolution and (y) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this Section 4.3, the Issuer, in its sole discretion, may divide and classify, and from time to time may classify, re-divide or reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

     Not later than the date of making any Restricted Payment pursuant to the first paragraph of this Section 4.3, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the latest available internal quarterly financial statements.
4.4 Limitation on Indebtedness.
     (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Initial Notes, the Exchange Notes, the Note Guarantees and other Indebtedness existing on the Issue Date); provided, however, that the Issuer may Incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Subsidiary Guarantor may Incur Indebtedness (including, without limitation, Acquired Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio of the Issuer would be greater than 2.0:1.0. Notwithstanding the foregoing, the Issuer and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:
     (1) the incurrence by the Issuer and any Restricted Subsidiary of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed a maximum of the greater of (a) $100,000,000 and (b) the Borrowing Base;
     (2) Indebtedness owed to the Issuer or any other Restricted Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to a Restricted Subsidiary which is not a Subsidiary Guarantor, such Indebtedness must be expressly subordinated in right of payment to the Securities, in the case of the Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor;
     (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clause (1), (2) or (10) of this Section 4.4(a)) in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Securities or Indebtedness that is pari passu with, or subordinated in right of payment to, the Securities or a Note Guarantee shall only be permitted under this clause (3) if (x) in case the Securities are refinanced in part or the Indebtedness to be refinanced is pari passu with the Securities or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities or the Note Guarantee, or (y) in case the

Indebtedness to be refinanced is subordinated in right of payment to the Securities or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Securities or the Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities or the Note Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by the Issuer or the Restricted Subsidiary who is the obligor on the Indebtedness to be refinanced or refunded;
     (4) Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly (A) used to purchase Securities tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Securities pursuant to Article VIII;
     (5) Guarantees by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary that is otherwise permitted to be incurred pursuant to this Section 4.4; provided that the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.14;
     (6) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;
     (7) Indebtedness in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds and payment obligations in connection with self-insurance or similar obligations;
     (8) Indebtedness Incurred to finance the cost (including the cost of improvement or construction) to acquire real or personal property (including acquisitions by way of Capitalized Lease Obligations, purchase money obligations and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary, to the extent of the fair market value of the real or personal property so acquired, plus goodwill associated therewith) by the Issuer or a Restricted Subsidiary after the Issue Date; provided, however, that the aggregate principal amount of such Indebtedness at any one time outstanding may not exceed the greater of (a) $50,000,000 and (b) 5.0% of Total Assets;
     (9) Acquired Indebtedness; provided that the Fixed Charge Coverage Ratio immediately after giving pro forma effect to such Incurrence would be no less than the Fixed Charge Coverage Ratio immediately prior to such Incurrence; and

     (10) additional Indebtedness of the Issuer or Indebtedness of any Restricted Subsidiary (in addition to Indebtedness permitted under clauses (1) through (9) above) in an aggregate principal amount outstanding at any one time not to exceed the greater of (a) $50,000,000 and (b) 5.0% of Total Assets.
     (b) The accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.4; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Issuer as accrued.
     (c) Notwithstanding any other provision of this Section 4.4, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.4 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.
     (d) For purposes of determining any particular amount of Indebtedness under this Section 4.4, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.4, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in clause (a) of this Section 4.4 (including under the first sentence of such clause (a)), the Issuer, in its sole discretion, may divide and classify, and from time to time may re-divide or reclassify, all or a portion of such item of Indebtedness in any manner that complies with this covenant.
     (e) The Issuer and each Subsidiary Guarantor shall not Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Securities (in the case of the Issuer) or the Note Guarantees (in the case of any Subsidiary Guarantor), in each case, to the same extent.
     (f) Indebtedness outstanding under the Credit Agreement on the Issue Date shall be deemed to be incurred under the first sentence of clause (a) of this Section 4.4.
4.5 Corporate Existence.
     Except as otherwise permitted by Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Issuer and each of its Restricted Subsidiaries; provided, however, that neither the Issuer nor any Restricted Subsidiary shall be required to preserve any such right or franchise or in the case of any Restricted Subsidiary, its existence, if (in each case) the Board of Directors of the Issuer shall determine that the loss thereof is not, and shall not be, adverse in any material respect to the Holders.

4.6 Payment of Taxes and Other Claims.
     The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Restricted Subsidiaries or upon the income, profits or property of it or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) the applicability or validity of which is being contested in good faith by appropriate proceedings and for which appropriate provision has been made or (ii) where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.
4.7 Maintenance of Properties and Insurance.
     (a) The Issuer shall cause all material properties owned or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries, taken as a whole, to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that, nothing in this Section 4.7 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Issuer or any such Restricted Subsidiary desirable in the conduct of the business of the Issuer or any such Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders; provided further that nothing in this Section 4.7 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.
     (b) The Issuer shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are, in the reasonable judgment, customarily carried by similar businesses of similar size, including property and casualty loss, workers’ compensation and interruption of business insurance.
4.8 Compliance Certificate; Notice of Default.
     (a) The Issuer shall deliver to the Trustee, within 90 days after the close of each fiscal year of the Issuer, an Officers’ Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether they have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and its Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its nature and status with particularity. The applicable Officers’ Certificate shall also notify the Trustee should the Issuer or any of its Restricted Subsidiaries elect to change the manner in which it fixes its fiscal year end.
          (b) The Issuer shall deliver promptly to the Trustee, in the event that any Officer becomes aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers’ Certificate specifying the Default or Event of Default and describing its status with particularity.
4.9      Compliance with Laws.
          The Issuer shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.
4.10       Commission Reports and Reports to Holders.
          To the extent not filed with the Commission, so long as any Securities are outstanding, the Issuer will furnish to the Holders of Securities (or the Trustee for forwarding to each Holder, without cost to such Holder, who so requests) within the time periods specified in the Commission’s rules and regulations: (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.
          In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Issuer will file a copy of such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing).
4.11       Waiver of Stay, Extension or Usury Laws.
          The Issuer and each Subsidiary Guarantor covenants (to the extent enforceable by law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such Subsidiary Guarantor from paying all or any portion of the principal of, premium, if any, and/or interest on the Securities or the Note Guarantee of any such Subsidiary Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent enforceable by law) each hereby expressly waives all benefit or advantage of any such law, and covenants to the extent enforceable by law that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
4.12       Limitation on Transactions with Shareholders and Affiliates.
          (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew, amend or extend any understanding, loan, advance, guarantee, transaction, contract, agreement (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with, or for the benefit of any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Issuer or with any Affiliate of the Issuer, except upon fair and reasonable terms no less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate.
          (b) The restrictions set forth in clause (a) above shall not apply to:
     (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors of the Issuer or (B) for which the Issuer or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;
     (ii) any transaction solely between the Issuer and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries;
     (iii) the payment of reasonable and customary regular fees to directors of the Issuer who are not employees of the Issuer and customary indemnification arrangements entered into by the Issuer;
     (iv) any sale of shares of Capital Stock (other than Disqualified Stock) of the Issuer;
     (v) any Permitted Investments or any Restricted Payments not prohibited by Section 4.3;
     (vi) any written agreement as in effect or entered into as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;
     (vii) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the

Board of Directors of the Issuer in good faith and loans to employees of the Issuer and its Subsidiaries which are approved by the Board of Directors of the Issuer in good faith;
               (viii) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case on ordinary business terms and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party;
               (ix) any transaction with a Joint Venture or similar entity which would be subject to this Section 4.12 solely because the Issuer or a Restricted Subsidiary of the Issuer owns an equity interest in or otherwise controls such Joint Venture or similar entity;
               (x) transactions between the Issuer and any Person, a director of which is also a director of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer on any matter involving such other Person;
               (xi) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer because the Issuer owns, directly or through a Restricted Subsidiary, Capital Stock in, or controls, such Person; or
               (xii) loans or advances to officers, directors, employees or consultants in the ordinary course of business or consistent with past practice not to exceed $5,000,000 in the aggregate at any one time outstanding.
Notwithstanding the foregoing, any transaction or series of related transactions covered by the clause (a) of this Section 4.12 and not covered by clauses (ii) through (xii) of this clause (b), (x) the aggregate amount of which exceeds $25,000,000 in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) of this clause (b) and (y) the aggregate amount of which exceeds $50,000,000 in value, must be determined to be fair in the manner provided for in clause (i)(B) of this clause (b).
4.13      Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.
          (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary, (2) pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary, (3) make loans or advances to the Issuer or any other Restricted Subsidiary or (4) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.
          (b) The restrictions set forth in clause (a) above shall not apply to any encumbrances or restrictions:

     (i) existing under or by reasons of (A) the Securities or this Indenture, or (B) agreements governing other Indebtedness existing on the Issue Date including the Existing Notes, the Existing Notes Indenture and the Credit Agreement, and any amendments, modifications, extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such amendments, modifications, extensions, refinancings, renewals or replacements taken as a whole are, in the good faith judgment of the Board of Directors of the Issuer, no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being amended, modified, extended, refinanced, renewed or replaced;
     (ii) existing under or by reason of applicable law, rule, regulation, order, approval, license, permit or similar restriction;
     (iii) existing with respect to any Person or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are, in the good faith judgment of the Issuer’s Board of Directors, no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
     (iv) in the case of clause (a)(4) of this Section 4.13:
     (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
     (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture,
     (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or any Restricted Subsidiary, or
     (D) arising under purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations;
     (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;
     (vi) arising from customary provisions in Joint Venture agreements and other similar agreements entered into in the ordinary course of business;

     (vii) on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (viii) arising in connection with any Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer permitted to be incurred subsequent to the Issue Date pursuant to Section 4.4;
     (ix) existing with respect to Commodity Agreements, Currency Agreements and Interest Rate Agreements incurred from time to time in the ordinary course of business and not for speculative purposes; and
     (x) arising in connection with any Permitted Investment.
          Nothing contained in this Section 4.13 shall prevent the Issuer or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.15 or (2) restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries.
4.14       Issuances of Guarantees by Restricted Subsidiaries.
          The Issuer shall cause each Restricted Subsidiary that Guarantees any Indebtedness of the Issuer or any Subsidiary Guarantor to execute and deliver a supplemental indenture to this Indenture providing for a Guarantee of payment of the Securities by such Restricted Subsidiary.
          Notwithstanding the foregoing, any Note Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Capital Stock of such Subsidiary Guarantor owned directly or indirectly by the Issuer (which sale, exchange or transfer is not prohibited by this Indenture), (2) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture or (3) any defeasance or discharge of the Securities pursuant to the provisions of Article VIII.
4.15       Limitation on Liens.
          The Issuer shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including any shares of Capital Stock or Indebtedness of any Restricted Subsidiary) unless:
          (i) if such Lien secures subordinated Indebtedness, the Lien securing such subordinated Indebtedness will be subordinated and junior to a Lien securing the Securities or the Note Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Securities or the Note Guarantees; and
          (ii) if such Lien secures any other Indebtedness, the Securities or the Note Guarantees are secured on an equal and ratable basis with such Indebtedness for so long as such Indebtedness is secured by such Lien.

          The foregoing limitation does not apply to:
          (i) Liens existing on the Issue Date and Liens arising after the Issue Date pursuant to the Existing Notes Indenture;
          (ii) Liens granted on or after the Issue Date on any assets or Capital Stock of the Issuer or its Restricted Subsidiaries created in favor of the Holders;
          (iii) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (a)(3) of Section 4.4; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;
          (iv) Liens securing Indebtedness incurred under any Credit Facilities pursuant to Section 4.4, and Liens on commodities accounts and the cash proceeds therefrom;
          (v) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with clause (a)(8) of Section 4.4, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;
          (vi) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case, to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;
          (vii) Liens on assets, property or Capital Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness permitted under this Indenture; or
          (viii) Permitted Liens.
4.16       Repurchase of Securities Upon Change of Control.
          (a) The Issuer shall commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Securities then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to, but not including, the Payment Date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).
          (b) Notwithstanding the provisions of clause (a) above, the Issuer shall not be required to make an Offer to Purchase upon the occurrence of a Change of Control if a third party makes an offer to purchase the Securities in the manner, at the times and price and otherwise in compliance with the requirements of this Indenture applicable to an Offer to

Purchase for a Change of Control and purchases all Securities validly tendered and not withdrawn in such offer to purchase.
          (c) Any Offer to Purchase required pursuant to this Section 4.16, may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Offer to Purchase. Securities repurchased by the Issuer pursuant to an Offer to Purchase shall be retired and canceled, at the option of the Issuer. Securities purchased by a third party pursuant to clause (b) above shall have the status of Securities issued and outstanding.
          (d) In the event that Holders of not less than 95% of the aggregate principal amount of the outstanding Securities accept an Offer to Purchase, or an offer to purchase made by a third party in lieu of the Issuer as described above, and the Issuer or such third party purchases all of the Securities held by such Holders, the Issuer or such third party will have the right to redeem all of the Securities that remain outstanding following such purchase at a purchase price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Securities that remain outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).
4.17       Limitation on Asset Sales.
          (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Issuer or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the fair market value of all consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Issuer or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Issuer or any Affiliate of the Issuer) by a transferee, provided that the Issuer, such Subsidiary Guarantor or such other Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness, or (c) Replacement Assets.
          For the purposes of this provision, any securities, notes or other obligations received by the Issuer or any of its Restricted Subsidiaries from the transferee that are converted by the Issuer or any of its Restricted Subsidiaries into cash or Temporary Cash Investments within 180 days of their receipt by the Issuer or any of its Restricted Subsidiaries shall be deemed to be cash, but only to the extent of the cash or Temporary Cash Investments received.
          (b) The Issuer shall, or shall cause the relevant Restricted Subsidiary to, within twelve months after the date of receipt of any Net Cash Proceeds from an Asset Sale,
     (i) apply all or part of such Net Cash Proceeds to permanently repay or reduce outstanding (1) Securities, provided that any repayment of the Securities shall be applied as set forth in clause (c) of this Section 4.17 or (2) other Indebtedness of the Issuer that is pari passu in right of payment with the Securities, Indebtedness of any Subsidiary Guarantor that is pari passu in right of payment with the relevant Note

Guarantee or Indebtedness of any other Restricted Subsidiary (collectively, “Pari Passu Indebtedness”) or
     (ii) invest the amount not so applied pursuant to clause (b)(i) above in Replacement Assets (or, if during such twelve month period, the Issuer or the applicable Restricted Subsidiary enters into a definitive agreement committing it to apply such Net Cash Proceeds to invest in Replacement Assets, the Issuer or the applicable Restricted Subsidiary will be deemed to have complied with this clause (ii) so long as such investment is substantially completed within a date that is twenty-four months after the date of such Asset Sale).
Pending the final application of any such Net Cash Proceeds, the Issuer or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.
          The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding paragraph and not applied (or committed to be applied) as so required by the end of such period shall constitute “Excess Proceeds.”
          (c) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.17 totals at least $25,000,000, the Issuer shall commence, not later than the last Business Day of such month, and consummate an Offer to Purchase from the Holders and, at the Issuer’s option, the holders of any Pari Passu Indebtedness, an aggregate principal amount of Securities, and at the Issuer’s option such Pari Passu Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to, but not including, the Payment Date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date. If the aggregate principal amount of Securities and any such other Pari Passu Indebtedness tendered in connection with such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee (or any other agent with respect to such Pari Passu Indebtedness) shall select the Securities and any such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Securities and any such other Pari Passu Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this Section 4.17, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the amount of Excess Proceeds shall be reset to zero.
4.18     Limitation on Business Activities.
          The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business.
4.19       Suspension of Covenants.
          (a) During any period of time that: (i) the Securities have an Investment Grade Rating and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof, the “Suspension Date”), the Issuer and the Restricted Subsidiaries will not be subject to Sections 4.3, 4.4, 4.12, 4.13 and 4.14 and the requirement set forth under Section 5.1(c)(ii) (collectively, the “Suspended Covenants”).
          (b) In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Securities below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to herein as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).
ARTICLE V
SUCCESSOR CORPORATION
5.1       Merger, Consolidation and Sale of Assets.
          (a) The Issuer shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:
     (i) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the “Surviving Person”) shall be organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Issuer’s obligations under this Indenture, the Securities and the Registration Rights Agreement; provided that if the Surviving Person (if other than the Issuer) is a limited liability company, business trust or limited partnership, a corporation of which all of the Capital Stock is owned by such Person shall be added to this Indenture as a co-issuer of the Securities by a supplemental indenture pursuant to which such corporation shall act as joint and several obligor with respect to the Securities;
     (ii) each of the conditions specified in clause (c) below is satisfied; and
     (iii) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Issuer has entered into a transaction under this Section 5.1, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Issuer or the Surviving Person in accordance with the Securities and this Indenture.

          (b) No Subsidiary Guarantor shall consolidate with or merge with or into any Person or permit any Person to merge with or into it unless:
     (i) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged (the “Subsidiary Guarantor Surviving Person”) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of such Subsidiary Guarantor obligations under its Note Guarantee and the Registration Rights Agreement; and
     (ii) each of the conditions specified in clause (c) below is satisfied.
The foregoing requirements of this clause (b) shall not apply to (x) a consolidation or merger of any Subsidiary Guarantor with and into the Issuer or any other Subsidiary Guarantor, so long as the Issuer or such Subsidiary Guarantor survives such consolidation or merger or (y) a sale or other disposition of all of the assets of a Subsidiary Guarantor, by way of merger, consolidation or otherwise, if the Issuer or a Restricted Subsidiary applies the Net Cash Proceeds of that sale or other disposition in accordance with Section 4.17.
          (c) The following additional conditions shall apply to each transaction described in clause (a) or (b) above, except that clause (ii) below shall not apply to a transaction described in clause (b) above:
     (i) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
     (ii) immediately after giving effect to such transaction on a pro forma basis the Issuer (or the Surviving Person, if applicable) (x) could Incur at least $1.00 of Indebtedness under the first sentence of Section 4.4(a) or (y) would, together with its Restricted Subsidiaries, have a Fixed Charge Coverage Ratio immediately after that transaction (after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period) that is not less than the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries immediately prior to that transaction; and
     (iii) the Issuer shall have delivered to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (c)(ii) above unless compliance therewith is not required) and an opinion of counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that supplemental indenture is enforceable;
provided, however, that clause (c)(ii) above does not apply if, in the good faith determination of the Board of Directors of the Issuer, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Issuer and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

5.2       Successor Corporation Substituted.
     Upon any consolidation or merger or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Issuer or any Subsidiary Guarantor in accordance with Section 5.1 in which the Issuer or such Subsidiary Guarantor, as applicable, is not the continuing corporation, the successor Person formed by such consolidation or into which the Issuer or such Subsidiary Guarantor is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Subsidiary Guarantor under this Indenture and the Securities or any Note Guarantee, as applicable, with the same effect as if such Surviving Person or Subsidiary Guarantor Surviving Person had been named as such.
ARTICLE VI
DEFAULT AND REMEDIES
6.1       Events of Default.
          Each of the following shall be an “Event of Default”:
          (1) default in the payment of principal of (or premium, if any, on) any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
          (2) default in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;
          (3) default in the performance or breach of the provisions of Article V by the Issuer or any Subsidiary Guarantor or the failure by the Issuer to make or consummate an Offer to Purchase in accordance with Sections 4.16 and 4.17 and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;
          (4) the Issuer or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Securities (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;
          (5) there occurs with respect to any issue or issues of Indebtedness of the Issuer, any Subsidiary Guarantor or any Restricted Subsidiary having an outstanding principal amount of $30,000,000 or more in the aggregate for all such issues of all such Persons, and such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity (after giving effect to any applicable grace period provided in such Indebtedness) and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;
          (6) any final judgment or order (not covered by insurance or a third party indemnity pursuant to an executed written agreement) for the payment of money in excess of $30,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Issuer, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $30,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
          (7) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuer, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, any Significant Subsidiary or any group of Subsidiaries that, taken together would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Issuer, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;
          (8) the Issuer, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, any Significant Subsidiary or any group of Subsidiaries that, taken together would constitute a Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or
          (9) the Issuer or any Subsidiary Guarantor that constitutes a Significant Subsidiary repudiates its obligations under its Security or Note Guarantee or, except as permitted by this Indenture, any Note Guarantee of a Subsidiary Guarantor that constitutes a Significant Subsidiary is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

6.2      Acceleration.
          If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.1) shall occur and be continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Securities to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable.
          In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 6.1 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 6.1 shall be remedied or cured by the Issuer, the relevant Subsidiary Guarantor or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (7) or (8) of Section 6.1 shall occur, the principal of, premium, if any, and accrued interest on the Securities then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
6.3      Other Remedies.
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
6.4      Waiver of Past Defaults; Rescission of Acceleration.
          Subject to Sections 2.9, 6.2, 6.7 and 9.2, the Holders of at least a majority in principal amount of the outstanding Securities by written notice to the Issuer and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

6.5       Control by Majority.
          The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.
6.6      Limitation on Suits.
          A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:
          (1) the Holder gives the Trustee written notice of a continuing Event of Default;
          (2) the Holder or Holders of at least 25% in aggregate principal amount of the total outstanding Securities make a written request to the Trustee to pursue the remedy;
          (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
          (5) during such 60-day period, the Holders of at least a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction that is inconsistent with the request.
          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.
6.7      Rights of Holders to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of or premium, if any, or interest on a Security or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Securities, shall not be impaired or affected without the consent of the Holder.
6.8      Collection Suit by Trustee.
          If an Event of Default in payment of principal, premium, if any, or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest and fees remaining unpaid, together with interest on overdue principal and premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.
6.9       Trustee May File Proofs of Claim.
          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee appointed for such matter, to collect and receive any monies or other securities or property payable or deliverable upon the conversion or exchange of the Securities or upon any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
6.10      Priorities.
          If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
     First: to the Trustee for amounts due under Section 7.7;
     Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;
     Third: to Holders for principal amounts and premium, if any, due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and
     Fourth: to the Issuer or, if applicable, the Subsidiary Guarantors as their respective interests may appear.
          The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

6.11      Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.
6.12      Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, Trustee and the Holders shall continue as though no such proceeding had been instituted.
6.13       Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
ARTICLE VII
TRUSTEE
7.1      Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (b) Except during the continuance of an Event of Default:

     (i) the Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.
          (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this clause (c) does not limit the effect of clause (b) of this Section 7.1;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.
          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.
          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.
          (h) If the Trustee shall receive conflicting or inconsistent requests from two or more groups of Holders, each representing less than a majority of the aggregate principal amount of Securities then outstanding, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Indenture.

7.2       Rights of Trustee.
          Subject to Section 7.1:
     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.
     (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney.
     (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
     (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.
     (j) The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Restricted Subsidiary or the existence of any Change of

Control or Asset Sale unless either (i) a Responsible Officer shall have Actual Knowledge thereof or (ii) the Trustee shall have received written notice thereof from either of the Issuer or any Holder.
     (k) Delivery of reports, information and documents to the Trustee under Section 4.10 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants hereunder.
     (l) The Trustee shall not be responsible for the computation of any interest payments or redemption amounts payable with respect to the Securities.
     (m) The Trustee shall not be responsible for the filing of original or continuation financing statements or the recordation, amendment, or other filing of any security interests, liens, financing statements, or other similar documents, nor of the contents thereof.
     (n) In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Trustee’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.
7.3      Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, its Subsidiaries (including any Subsidiary Guarantors) or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee shall comply with Sections 7.10 and 7.11.
7.4       Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.
7.5      Notice of Default.
          If a Default or an Event of Default occurs and is continuing and the Trustee has Actual Knowledge thereof based on receipt of actual notice of such Default or Event of Default, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Security including an accelerated payment and the failure to make payment on the relevant Payment Date pursuant to an Offer to Purchase resulting from a Change of Control, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.
7.6       Reports by Trustee to Holders.
          Within 60 days after each May 1, beginning with May 1, 2008, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).
          A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the Commission and each securities exchange, if any, on which the Securities are listed.
          The Issuer shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.
7.7      Compensation and Indemnity.
          The Issuer shall pay to the Trustee, from time to time, reasonable compensation for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.
          The Issuer and each of the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by them except for such losses, liabilities and expenses to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the cost and expense of enforcing this Indenture and the Securities against the Issuer or the Holders (including this Section 7.7) including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder. The Trustee shall notify the Issuer and the Subsidiary Guarantors promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity, provided that any failure to so notify the Issuer or any of the Subsidiary Guarantors shall not relieve the Issuer of its indemnity obligations hereunder. The Issuer and the Subsidiary Guarantors may, subject to the approval of the Trustee, defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuer and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel; provided, however, that neither the Issuer nor any the Subsidiary Guarantors shall be required to pay such fees and expenses if, subject to the approval of the Trustee, they assume the Trustee’s defense and there is no conflict of interest between the Issuer, the Subsidiary Guarantors and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer and the Subsidiary Guarantors need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Issuer and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.
          To secure the Issuer’s and the Subsidiary Guarantors’ payment obligations in this Section 7.7, the Trustee shall have a senior claim and Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.
          When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.1 occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law and shall be paid to the extent allowed under any Bankruptcy Law.
          Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.
7.8       Replacement of Trustee.
          The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of at least a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuer and the Trustee. The Issuer may remove the Trustee if:
     (i) the Trustee fails to comply with Section 7.10;
     (ii) the Trustee is adjudged bankrupt or insolvent;
     (iii) a receiver or other public officer takes charge of the Trustee or its property; or
     (iv) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.7, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.
7.9      Successor Trustee by Merger, Etc.
          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII.
7.10       Eligibility; Disqualification.
          This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. The provisions of TIA § 310 shall apply to the Issuer and any other obligor of the Securities.
7.11      Preferential Collection of Claims Against the Issuer.
          The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII
DISCHARGE OF INDENTURE; DEFEASANCE
8.1       Termination of the Issuer’s Obligations.
          The Issuer may terminate its and each Subsidiary Guarantors’ obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities previously authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment U.S. Legal Tender in immediately available funds has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from the trust as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder, or if:
     (i) either (i) pursuant to Article III, the Issuer shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities in accordance with the provisions hereof or (ii) all Securities have otherwise become due and payable hereunder or shall become due and payable hereunder within one year;
     (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in immediately available funds in such amount as is sufficient without consideration of reinvestment of interest, to pay principal of, premium, if any, and interest on any Securities not previously delivered to the Trustee for cancellation to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Securities;
     (iii) the Issuer shall have paid all other sums payable by it hereunder; and
     (iv) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Issuer’s obligations under the Securities and this Indenture have been complied with and a certificate of the Issuer’s independent accountants (who shall be a firm of established national reputation) stating that the amount deposited with the Trustee is sufficient to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption.
          Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer’s obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 4.5, 7.7, 8.5 and 8.6 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Securities are no longer outstanding, the Issuer’s obligations in Sections 7.7, 8.5 and 8.6 shall survive.

          After such delivery or irrevocable deposit, the Trustee upon request, on demand of and at the expense of the Issuer, shall acknowledge in writing the discharge of the Issuer’s obligations under the Securities and this Indenture except for those surviving obligations specified above.
8.2      Legal Defeasance and Covenant Defeasance.
     (a) The Issuer may, at its option by Board Resolutions of the Board of Directors of the Issuer, at any time, elect to have either clause (b) or (c) of this Section 8.2 applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.3.
     (b) Upon the Issuer’s exercise under clause (a) above of the option applicable to this clause (b), the Issuer and each other Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.3 and the conditions set forth in this Section 8.2, be deemed to have been discharged from their respective Note Obligations with respect to all outstanding Securities and the corresponding Note Guarantees on the date that is 123 days after the date of the deposit referred to in Section 8.3(i) (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.4 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the obligations with respect to such Securities under Article II and Section 4.2, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations in connection therewith and (iv) this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this clause (b) notwithstanding the prior exercise of its option under clause (c) below.
     (c) Upon the Issuer’s exercise under clause (a) above of the option applicable to this clause (c), subject to the satisfaction of the conditions set forth in Section 8.3 and the conditions set forth in this Section 8.2, (i) the Issuer shall be released from its obligations, if any, under the covenants contained in Sections 4.3 and 4.4 and Sections 4.12 through 4.18 and clause (ii) of Section 5.1(c) with respect to the outstanding Securities, (ii) the occurrence of an event specified in any of Sections 6.1(3) (to the extent pertaining to a default under or breach of the provisions of clause (ii) of Section 5.1(c)), 6.1(4) (to the extent pertaining to a default under or breach of the covenants contained in Sections 4.3 and 4.4 and Sections 4.12 through 4.18), 6.1(5) and 6.6(6) shall not be deemed to be an Event of Default, and (iii) each Subsidiary Guarantor will be released from all of its obligations with respect to its Note Guaranty, in each case on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with any such Section, clause or Note Guaranty, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, clause or Note Guaranty, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section, clause or Note Guaranty or by reason of any reference in any such Section, clause or Note Guaranty to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.
8.3      Conditions to Legal Defeasance or Covenant Defeasance.
          The following shall be the conditions to the application of either Section 8.2(b) or 8.2(c) to the outstanding Securities:
          In order to exercise either Legal Defeasance or Covenant Defeasance:
     (i) the Issuer shall have
               (A) deposited with the Trustee, in trust, U.S. Legal Tender and/or U.S. Government Obligations that through the payment of interest and principal (in respect of such U.S. Government Obligations) in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Securities on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Securities; and
               (B) delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Issuer’s obligations under the Securities and this Indenture have been complied with and a certificate of the Issuer’s independent accountants (who shall be a firm of established national reputation) stating that the amount deposited with the Trustee is sufficient to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption.
     (ii) in the case of an election under Section 8.2(b), the Issuer shall have delivered to the Trustee:
               (A) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer’s exercise of its option under Section 8.2(b) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel; and
               (B) an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law;
     (iii) in the case of an election under Section 8.2(c), the Issuer shall have delivered to the Trustee (A) an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law, and (B) an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer’s exercise of its option under Section 8.2(c) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
     (iv) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
     (v) if at such time the Securities are listed on a national securities exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge;
     (vi) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and
     (vii) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent hereunder provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          Notwithstanding the foregoing, the Opinions of Counsel required by clause (ii) above of this Section 8.3 need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.
8.4       Application of Trust Money.
          The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.
          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.3 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.
          Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.3 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
8.5       Repayment to the Issuer.
          The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such mailing any unclaimed balance of such money then remaining shall be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.
8.6      Reinstatement.
          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided that if the Issuer has made any payment of interest on, premium, if any, or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENTS, SUPPLEMENTS AND WAIVERS
9.1       Without Consent of Holders.
          Notwithstanding Section 9.2 hereof, the Issuer, the Subsidiary Guarantors and the Trustee, together, may amend or supplement this Indenture, the Securities or any Note Guarantee, without notice to or consent of any Holder, to:
          (1) cure any ambiguity, defect or inconsistency in this Indenture;
          (2) comply with the provisions described under Article V or Section 4.14;
          (3) comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;
          (4) evidence and provide for the acceptance of appointment by a successor Trustee;
          (5) add a Subsidiary Guarantor or secure the Securities;
          (6) make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under the Indenture of any such Holder;
          (7) provide for the issuance of Additional Notes in accordance with the terms of the Indenture; or
          (8) conform this Indenture to the “Description of Notes” contained in the Offering Memorandum to the extent that such provision in the “Description of Notes” contained in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture;
provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.
9.2      With Consent of Holders.
          Subject to Section 6.7, modifications and amendments of this Indenture, the Securities and any Note Guarantee may be made by the Issuer, the Subsidiary Guarantors and the Trustee, and any existing Default or Event of Default or compliance with any provision of this Indenture, the Securities or any Note Guaranty may be waived, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities; provided, however, that, without the consent of each affected Holder of Securities, an amendment, modification or waiver may not with respect to Securities held by a non-consenting Holder:
          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security;
          (2) reduce the principal amount of, or premium, if any, or interest on, any Security;
          (3) change the optional redemption dates or optional redemption prices of any Security from that stated in Section 5 of the form of Securities set forth in Exhibit A;
          (4) change the place or currency of payment of principal of, or premium, if any, or interest on, any Security;
          (5) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Security;
          (6) waive a default in the payment of principal of, premium, if any, or interest on any Security;
          (7) release any Subsidiary Guarantor from its Note Guarantee, except as provided in this Indenture;
          (8) amend or modify any of the provisions of this Indenture in any manner which subordinates the Securities issued thereunder in right of payment to any other Indebtedness of the Issuer or which subordinates any Note Guarantee in right of payment to any other Indebtedness of the Subsidiary Guarantor issuing any such Note Guarantee;
          (9) reduce the percentage or aggregate principal amount of outstanding Securities the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;
          (10) reduce the percentage of aggregate principal amount of Securities outstanding necessary to amend this Indenture; or
          (11) modify the provisions with respect to amendment, modification and waiver.
9.3      Compliance with TIA.
          From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities or any Note Guarantee shall comply with the TIA as then in effect.
9.4      Revocation and Effect of Consents.
          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a

Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.
          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
          After an amendment, supplement or waiver becomes effective, it shall bind every Holder; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
9.5      Notation on or Exchange of Securities.
          If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Issuer may provide the Trustee with an appropriate notation on the Security about the changed terms and cause the Trustee to return it to the Holder at the Issuer’s expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security may issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.
9.6      Trustee to Sign Amendments, Etc.
          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each complying with Sections 14.4 and 14.5 and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer and the Subsidiary Guarantors, if applicable, enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Issuer.

ARTICLE X
[INTENTIONALLY OMITTED]
ARTICLE XI
[INTENTIONALLY OMITTED]
ARTICLE XII
GUARANTEE OF SECURITIES
12.1 Unconditional Note Guarantee.
     Subject to the provisions of this Article XII, each of the Subsidiary Guarantors shall hereby, jointly and severally, unconditionally and irrevocably guarantee, on an unsubordinated basis to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Note Obligations of the Issuer or any other Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other Note Obligations of the Issuer or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.7) and all other Note Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Note Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other Note Obligation of the Issuer to the Holders under this Indenture or under the Securities, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Note Guarantees, and shall entitle the Holders, or the Trustee on behalf of the Holders, to accelerate the Note Obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the Note Obligations of the Issuer.
     Each of the Subsidiary Guarantors shall hereby agree that its Note Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a

Subsidiary Guarantor. Each of the Subsidiary Guarantors shall hereby waive the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that, except as provided in this Indenture, the Securities or its Note Guarantee, its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the Note Guarantees. Each Note Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Subsidiary Guarantor, any amount paid by the Issuer or such Subsidiary Guarantor to the Trustee or such Holder, each Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor shall hereby further agree that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article XII, the maturity of the Note Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Note Obligations guaranteed hereby, and (b) in the event of any acceleration of such Note Obligations as provided in Article VI, such Note Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Note Guarantees.
     No Affiliate, stockholder, officer, director, limited liability company member or employee, past, present or future, of any Subsidiary Guarantor, as such, shall have any personal liability under such Subsidiary Guarantor’s Note Guarantee by reason of his, her or its status as such Affiliate, stockholder, officer, director, limited liability company member or employee.
12.2 Limitations on Note Guarantees.
     The Note Obligations of any Subsidiary Guarantor under its Note Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Note Obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Subsidiary Guarantor under the Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Note Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.
12.3 Execution and Delivery of Note Guarantee.
     To further evidence the Note Guarantees set forth in Section 12.1, each Subsidiary Guarantor hereby agrees that a notation of its Note Guarantee, substantially in the form of Exhibit E hereto, shall be endorsed on each Security authenticated and delivered by the Trustee. The Note Guarantee of any Subsidiary Guarantor shall be executed on behalf of such Subsidiary Guarantor by either manual or facsimile signature of two Officers of such Subsidiary Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate or limited liability company action. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Security.
     Each of the Subsidiary Guarantors hereby agrees that its Note Guarantee set forth in Section 12.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Note Guarantee.
     If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Note Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor’s Note Guarantee of such Security shall nevertheless be valid.
     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.
12.4 Release of a Subsidiary Guarantor.
     (a) Upon (i) the sale, exchange or other transfer to any Person (other than an Affiliate of the Issuer) of all of the Capital Stock of a Subsidiary Guarantor owned directly or indirectly by the Issuer or any Restricted Subsidiary of the Issuer, (ii) the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture or (iii) the defeasance or discharge of the Securities in accordance with the terms of this Indenture, such Subsidiary Guarantor’s (or, in the case of clause (iii), each Subsidiary Guarantor’s) Note Guarantee shall be automatically and unconditionally discharged and such Subsidiary Guarantor shall be released from all obligations under this Article XII without any further action required on the part of the Subsidiary Guarantor, the Issuer, the Trustee or any Holder. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, shall remain or be liable under its Note Guarantee as provided in this Article XII.
     (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request by the Issuer or such Subsidiary Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel certifying as to the compliance with this Section 12.4; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Issuer.
     The Trustee shall execute any documents reasonably requested by the Issuer or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Note Guarantee endorsed on the Securities and under this Article XII.
12.5 Waiver of Subrogation.
     Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Subsidiary Guarantor shall hereby irrevocably waive and agree not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Note Obligations under the Securities or this Indenture and under its Note Guarantee, in any such instance, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.5 is knowingly made in contemplation of such benefits.
12.6 Immediate Payment.
     Each Subsidiary Guarantor, upon the execution and delivery of a Note Guarantee pursuant to Section 4.14, shall hereby agree to make immediate payment to the Trustee, on behalf of the Holders or itself, of all Note Obligations due and owing or payable to the respective Holders or the Trustee upon receipt of a demand for payment therefor by the Trustee to such Subsidiary Guarantor in writing.
12.7 No Set-Off.
     Each payment to be made by a Subsidiary Guarantor hereunder in respect of the Note Obligations shall be payable in the currency or currencies in which such Note Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
12.8 Note Obligations Absolute.
     The Note Obligations of each Subsidiary Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Subsidiary Guarantor hereunder which may not be recoverable from such Subsidiary Guarantor on the basis of a Note Guarantee shall be recoverable from such Subsidiary Guarantor as a primary obligor and principal debtor in respect thereof.
12.9 Note Obligations Continuing.
     The Note Obligations of each Subsidiary Guarantor hereunder shall be continuing and shall remain in full force and effect until either all the obligations have been discharged or defeased pursuant to Article VIII or terminated pursuant to Section 12.4. Each Subsidiary Guarantor shall hereby agree with the Trustee that it shall from time to time deliver to the Trustee suitable acknowledgments of its continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as shall prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Subsidiary Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Subsidiary Guarantor hereunder and under its Note Guarantee.
12.10 Note Obligations Not Discharged.
     Except as provided herein, the Note Obligations of each Subsidiary Guarantor hereunder shall not be satisfied or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article VIII hereof be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.
12.11 Note Obligations Reinstated.
     The Note Obligations of each Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the Note Obligations of any Subsidiary Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Subsidiary Guarantor as provided herein.
12.12 Note Obligations Not Affected.
     The Note Obligations of each Subsidiary Guarantor hereunder shall, to the extent permitted by law, not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Subsidiary Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Subsidiary Guarantor hereunder or might operate to release or otherwise exonerate any Subsidiary Guarantor from any of its Note Obligations hereunder or otherwise affect such Note Obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:
     (i) any limitation of status or power, disability, incapacity or other circumstance relating to the Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Issuer or any other Person;

     (ii) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Issuer or any other Person under this Indenture, the Securities or any other document or instrument;
     (iii) any failure of the Issuer, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Securities, or to give notice thereof to a Subsidiary Guarantor;
     (iv) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;
     (v) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;
     (vi) any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;
     (vii) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuer or a Subsidiary Guarantor;
     (viii) any merger or amalgamation of the Issuer or a Subsidiary Guarantor with any Person or Persons;
     (ix) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Note Obligations or the obligations of a Subsidiary Guarantor under its Note Guarantee; and
     (x) any other circumstance, including release of any other Subsidiary Guarantor pursuant to Section 12.4 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Issuer under this Indenture or the Securities or of another Subsidiary Guarantor in respect of its Note Guarantee hereunder;
provided that the provisions of this Section 12.12 are not intended to affect in any way any release of a Subsidiary Guarantor in accordance with the provisions of Section 12.4.
12.13 Waiver.
     Without in any way limiting the provisions of Section 12.1, each Subsidiary Guarantor shall hereby waive notice of acceptance hereof, notice of any liability of any Subsidiary Guarantor hereunder, notice or proof of reliance by the Holders upon the Note Obligations of any Subsidiary Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Note Obligations, or other notice or formalities to the Issuer or any Subsidiary Guarantor of any kind whatsoever.
12.14 No Obligation to Take Action Against the Issuer.
     Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Note Obligations or against the Issuer or any other Person or any property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their liabilities and the Note Obligations under their Note Guarantees or under this Indenture.
12.15 Dealing with the Issuer and Others.
     The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the Note Obligations and liabilities of any Subsidiary Guarantor and without the consent of or notice to any Subsidiary Guarantor, may
     (i) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;
     (ii) take or abstain from taking security or collateral from the Issuer or from perfecting security or collateral of the Issuer;
     (iii) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;
     (iv) accept compromises or arrangements from the Issuer;
     (v) apply all monies at any time received from the Issuer or from any security upon such part of the Note Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and
     (vi) otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.
12.16 Default and Enforcement.
     If any Subsidiary Guarantor fails to pay in accordance with Section 12.6, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Note Guarantee of any such Subsidiary Guarantor and such Subsidiary Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Subsidiary Guarantor the Note Obligations.

12.17 [Intentionally Omitted].
12.18 Acknowledgment.
     Each Subsidiary Guarantor shall hereby acknowledge communication of the terms of this Indenture and the Securities and shall hereby consent to and approves of the same.
12.19 Costs and Expenses.
     Each Subsidiary Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Note Guarantee.
12.20 No Merger or Waiver; Cumulative Remedies.
     No Note Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Note Guarantee and under this Indenture, the Securities and any other document or instrument between a Subsidiary Guarantor and/or either Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.
12.21 Survival of Obligations.
     Without prejudice to the survival of any of the other obligations of any Subsidiary Guarantor hereunder, the obligations of each Subsidiary Guarantor under Section 12.1 shall survive the payment in full of the Note Obligations under the Securities, but only if and to the extent such payment is avoided, and in such case shall be enforceable against such Subsidiary Guarantor to the same extent as prior to any such payment and without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuer or any Subsidiary Guarantor.
12.22 Note Guarantee in Addition to Other Obligations.
     The Note Obligations of each Subsidiary Guarantor under its Note Guarantee and this Indenture are in addition to and not in substitution for any other Note Obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities and any guarantees or security at any time held by or for the benefit of any of them.

ARTICLE XIII
[INTENTIONALLY OMITTED]
ARTICLE XIV
MISCELLANEOUS
14.1 TIA Controls.
     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Any provision of the TIA that imposes duties on any Person (including provisions automatically deemed included in this Indenture unless this Indenture provides that such provisions are excluded) are a part of and govern this Indenture whether or not physically contained herein.
14.2 Notices.
     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed (a) in the case of parties to this Indenture on the date hereof, as follows.
     If to the Issuer or a Subsidiary Guarantor, if any:
VeraSun Energy Corporation
100 22nd Avenue
Brookings, South Dakota 57006
Attention: President
Telephone: (605) 696-7200
Telecopy: (605) 696-7250
with a copy to:
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402-3901
Attention: David Miller
Telephone: (612) 766-7327
Telecopy: (612) 766-1600

If to the Trustee:
Wells Fargo Bank, N.A.
Corporate Trust Services
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention: VeraSun Administrator
     The Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee), except that, with respect to any mailing, notices to the Trustee shall be deemed effective only upon receipt.
     Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
14.3 Communications by Holders with Other Holders.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).
14.4 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:
     (i) an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (ii) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.
14.5 Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.8, shall include:

     (i) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
14.6 Rules by Trustee, Paying Agent, Registrar.
     The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.
14.7 Legal Holidays.
     If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.
14.8 Governing Law.
     THIS INDENTURE, THE SECURITIES AND ANY NOTE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. Each of the parties hereto agrees to submit to the non-exclusive jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Securities or any Note Guarantees.
14.9 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
14.10 No Recourse Against Others.
     No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Subsidiary Guarantor in this Indenture, or in any of the Securities or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or any Restricted Subsidiary or of any successor Person thereof. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws.
14.11 Successors.
     All agreements of the Issuer and the Subsidiary Guarantors, if any, in this Indenture and the Securities and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.
14.12 Duplicate Originals.
     All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.
14.13 Severability.
     In case any one or more of the provisions in this Indenture, the Securities or the Note Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

VERASUN ENERGY CORPORATION
By:	/s/ Donald L. Endres
	Name:	Donald L. Endres
	Title:	President and Chief Executive Officer

VERASUN AURORA CORPORATION
By:	/s/ Donald L. Endres
	Name:	Donald L. Endres
	Title:	President and Chief Executive Officer

VERASUN FORT DODGE, LLC
By:	/s/ Donald L. Endres
	Name:	Donald L. Endres
	Title:	President and Chief Executive Officer

VERASUN CHARLES CITY, LLC
By:	/s/ Donald L. Endres
	Name:	Donald L. Endres
	Title:	President and Chief Executive Officer

VERASUN MARKETING, LLC
By:	/s/ Donald L. Endres
	Name:	Donald L. Endres
	Title:	President and Chief Executive Officer

Indenture

VERASUN HARTLEY, LLC
By:	/s/ Donald L. Endres
	Name:	Donald L. Endres
	Title:	President and Chief Executive Officer

VERASUN BIODIESEL, LLC
By:	/s/ Donald L. Endres
	Name:	Donald L. Endres
	Title:	President and Chief Executive Officer

VERASUN WELCOME, LLC
By:	/s/ Donald L. Endres
	Name:	Donald L. Endres
	Title:	President and Chief Executive Officer

VERASUN GRANITE CITY, LLC
By:	/s/ Donald L. Endres
	Name:	Donald L. Endres
	Title:	President and Chief Executive Officer

VERASUN REYNOLDS, LLC
By:	/s/ Donald L. Endres
	Name:	Donald L. Endres
	Title:	President and Chief Executive Officer

WELLS FARGO BANK, N.A. as Trustee
By:	/s/ Timothy P. Mowdy
	Name:	Timothy P. Mowdy
	Title:	Vice President

Indenture

Exhibit A
[FORM OF INITIAL NOTE]*
[FACE OF SECURITY]
VERASUN ENERGY CORPORATION
9 3/8% Senior Note due 2017

CUSIP No.
ISIN No.
No.	Principal Amount $
     VERASUN ENERGY CORPORATION, a South Dakota corporation (the “Issuer”), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of Dollars ($          ) on June 1, 2017.
     Interest Payment Dates: June 1 and December 1; commencing December 1, 2007.
     Record Dates: May 15 and November 15.
     Reference is made to the further provisions of this Security contained herein, which shall for all purposes have the same effect as if set forth at this place.

*	Add Private Placement Legend and, if appropriate, Global Security Legend.

     IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officers.
Dated:

VERASUN ENERGY CORPORATION
By:
Name:
Title:

By:
Name:
Title:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]
     This is one of the 9 3/8% Senior Notes due 2017 described in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee
By:
Authorized Signatory

[REVERSE OF SECURITY]
VERASUN ENERGY CORPORATION
9 3/8% Senior Note due 2017
1. Interest.
     VERASUN ENERGY CORPORATION, a South Dakota corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at a rate per annum equal to 9 3/8%. Interest on the Securities shall be payable semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). The Issuer shall make each interest payment to the Holders of record on the immediately preceding May 15 and November 15. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     The Issuer shall pay interest (“defaulted interest”) on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2.0% in excess of the rate otherwise payable.
2. Method of Payment.
     The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Indenture)) after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Issuer may pay principal, premium, if any, and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.
3. Paying Agent and Registrar.
     Initially, Wells Fargo Bank, N.A. (the “Trustee”) shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4. Indenture.
     The Issuer issued the Securities under an Indenture, dated as of May 16, 2007 (the “Indenture”), among the Issuer, the Subsidiary Guarantors and the Trustee. This Security is one of a duly authorized issue of Securities of the Issuer designated as its 9 3/8% Senior Notes due 2017. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter the TIA as then in effect as amended from time to time. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Issuer unlimited in amount, of which an aggregate principal amount of $450,000,000 are being issued on the Issue Date. Additional Notes may be issued pursuant to the Indenture and will be part of the same series as the Securities.
5. Optional Redemption.
     Except as set forth in the next succeeding paragraph and Section 6 below, the Securities shall not be redeemable at the Issuer’s option prior to June 1, 2012. At any time on or after June 1, 2012, the Securities shall be subject to redemption at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to, but not including, the Redemption Date, if redeemed during the 12-month period commencing on June 1 of any year set forth below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2012	104.688%
2013	103.125%
2014	101.563%
2015 and thereafter	100.000%
     In addition, at any time prior to June 1, 2012, the Issuer may also redeem, in whole or in part, the Securities, upon not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of Securities to be redeemed, plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest to, but not including, the Redemption Date, subject to the rights of the Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
     “Applicable Premium” means, with respect to any Security on any Redemption Date, the excess of (A) the present value at such Redemption Date of (i) the redemption price of the Security on June 1 , 2012 (such redemption price being set forth in the table above), plus (ii) all required interest payments due on the Security through June 1, 2012 (excluding accrued but unpaid interest to, but not including, the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (B) the principal amount of the Security on such Redemption Date.
     “Treasury Rate” means, as of any Redemption Date, the yield to maturity (calculated on a semi-annual bond equivalent basis) as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) (the “Statistical Release”) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2012; provided, however, that if the period from the Redemption Date to June 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
6. Optional Redemption with the Proceeds of Certain Equity Issuances.
     At any time prior to June 1, 2010, the Issuer may on one or more occasions redeem up to 35% of the principal amount of the Securities then outstanding with the Net Cash Proceeds of one or more Equity Offerings of the Issuer at a redemption price of 109.375% of the principal amount of such Securities, together with accrued and unpaid interest to, but not including, the Redemption Date, subject to the rights of the Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided that at least 65% of the aggregate principal amount of the Securities outstanding immediately prior to each such redemption remains outstanding immediately after each such redemption and provided, further, that such redemption shall occur within 180 days of the date of the closing of the related Equity Offering.
7. Notice of Redemption.
     Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address. Securities in denominations of $2,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $2,000 and any integral multiples of $1,000) of the principal of Securities that have denominations larger than $1,000.
     If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Security. Unless the Issuer defaults in the payment of the redemption price, on and after the Redemption Date, interest shall cease to accrue on Securities or portions thereof called for redemption, subject to the provisions of the Indenture.
     Any redemption and notice thereof may at the Issuer’s discretion be subject to one or more conditions precedent.

8. Change of Control Offer.
     Upon the occurrence of a Change of Control, the Issuer shall be required, as and to the extent set forth in the Indenture, to Offer to Purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).
9. Limitation on Asset Sales.
     The Issuer is, subject to certain conditions, obligated to make an Offer to Purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) with certain Net Cash Proceeds of certain sales or other dispositions of assets in accordance with the Indenture.
10. Registration Rights.
     The Holders of the Securities issued on the Issue Date shall have the rights set forth in the Registration Rights Agreement dated as of May 16, 2007 among the Issuer, the Subsidiary Guarantors and the initial purchasers named therein.
11. Denominations; Transfer; Exchange.
     The Securities are in registered form, without coupons, in denominations of $2,000 of principal amount and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.
12. Persons Deemed Owners.
     The registered Holder of a Security shall be treated as the owner of it for all purposes.
13. Unclaimed Funds.
     If funds for the payment of principal, premium, if any, or interest remain unclaimed for two years, the Trustee and the Paying Agent shall repay the funds to the Issuer at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14. Discharge Prior to Redemption or Maturity.
     The Issuer and the Subsidiary Guarantors may be discharged from their obligations under the Indenture or the Securities and any Note Guarantee except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants and from the consequences of certain Events of Defaults contained in the Indenture and the Securities and any Note Guarantee, in each case upon satisfaction of certain conditions specified in the Indenture.
15. Amendment; Supplement; Waiver.
     Subject to certain exceptions, the Indenture, the Securities, and Note Guarantee may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and Note Guarantees to, among other things, cure any ambiguity, defect or inconsistency, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.
16. Restrictive Covenants.
     The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer to the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.
17. Defaults and Remedies.
     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or any Note Guarantee except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Note Guarantees, unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of at least a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18. Trustee Dealings with Issuers.
     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.
19. No Recourse Against Others.
     No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Subsidiary Guarantor in the Indenture, or in any of the Securities or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or any Subsidiary Guarantor or of any successor Person thereof. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws.
20. Authentication.
     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.
21. Abbreviations and Defined Terms.
     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
22. Governing Law.
     This Security shall be governed by, and construed in accordance with, the laws of the State of New York.
23. CUSIP and ISIN Numbers.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.
24. Indenture.
     Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as it may be amended from time to time.

     The Issuer shall furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type. Requests may be made to: VeraSun Energy Corporation, 100 22nd Avenue, Brookings, South Dakota 57006, Attention: President.

ASSIGNMENT FORM
I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)
and irrevocably appoint                                                                                       agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as name
appears on the other
side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)
     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

[Check One]

(1)	___	to either of the Issuer or a subsidiary thereof; or

(2)	___	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	___	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)	___	outside the United States to a Person that is not a U.S. Person in compliance with Rule 903 and Rule 904 of Regulation S under the Securities Act; or

(5)	___	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)	___	pursuant to an effective registration statement under the Securities Act; or

(7)	___	pursuant to another available exemption from the registration requirements of the Securities Act;
and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Issuer as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):
     ☐ The transferee is an Affiliate of the Issuer.
     Unless one of the items is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuer have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:

(Sign exactly as name
appears on the other
side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:
Section 4.16 [     ]           Section 4.17 [     ]
     If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount: $

Dated:	Signed:

(Sign exactly as name
appears on the other
side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

Exhibit B
[FORM OF EXCHANGE NOTE]*
[FACE OF SECURITY]
VERASUN ENERGY CORPORATION
9 3/8% Senior Exchange Note due 2017

CUSIP No.
ISIN No.
No.	$

     VERASUN ENERGY CORPORATION, a South Dakota corporation (the “Issuer”), for value received promise to pay to CEDE & CO. or registered assigns, the principal sum of Dollars ($      ), on June 1, 2017.
     Interest Payment Dates: June 1 and December 1, commencing December 1, 2007.
     Record Dates: May 15 and November 15.
     Reference is made to the further provisions of this Security contained herein, which shall for all purposes have the same effect as if set forth at this place.

*	Add Global Security Legend, if appropriate.

     IN WITNESS WHEREOF, the Issuer have caused this Security to be signed manually or by facsimile by its duly authorized officers.
Dated:

VERASUN ENERGY CORPORATION
By:
Name:
Title:

By:
Name:
Title:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]
     This is one of the 9 3/8% Senior Exchange Notes due 2017 described in the within-mentioned Indenture.

WELLS FARGO BANK, N.A. as Trustee
By:
Authorized Signatory

[REVERSE OF SECURITY]
VERASUN ENERGY CORPORATION
9 3/8% Senior Exchange Note due 2017
1. Interest.
     VERASUN ENERGY CORPORATION, a South Dakota corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at a rate per annum equal to 9 3/8%. Interest on the Securities shall be payable semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). The Issuer shall make each interest payment to the Holders of record on the immediately preceding May 15 and November 15. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     The Issuer shall pay interest (“defaulted interest”) on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2.0% in excess of the rate otherwise payable.
2. Method of Payment.
     The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Indenture)) after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Issuer may pay principal, premium, if any, and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.
3. Paying Agent and Registrar.
     Initially, Wells Fargo Bank, N.A. (the “Trustee”) shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4. Indenture.
     The Issuer issued the Securities under an Indenture, dated as of May 16, 2007 (the “Indenture”), among the Issuer, the Subsidiary Guarantors and the Trustee. This Security is one of a duly authorized issue of Securities of the Issuer designated as its 9 3/8% Senior Notes due 2017. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter the TIA as then in effect as amended from time to time. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Issuer unlimited in amount, of which an aggregate principal amount of $450,000,000 have been issued on the Issue Date. Additional Notes may be issued pursuant to the Indenture and will be part of the same series as the Securities.
5. Optional Redemption.
     Except as set forth in the next succeeding paragraph and Section 6 below, the Securities shall not be redeemable at the Issuer’s option prior to June 1, 2012. At any time on or after June 1, 2012, the Securities shall be subject to redemption at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to, but not including, the Redemption Date, if redeemed during the 12-month period commencing on June 1 of any year set forth below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2012	104.688%
2013	103.125%
2014	101.563%
2015 and thereafter	100.000%
     In addition, at any time prior to June 1, 2012 the Issuer may also redeem, in whole or in part, the Securities, upon not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of Securities to be redeemed, plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest to, but not including, the Redemption Date, subject to the rights of the Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
     “Applicable Premium” means, with respect to any Security on any Redemption Date, the excess of (A) the present value at such Redemption Date of (i) the redemption price of the Security on June 1, 2012 (such redemption price being set forth in the table above), plus (ii) all required interest payments due on the Security through June 1, 2012 (excluding accrued but unpaid interest to, but not including, the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (B) the principal amount of the Security on such redemption date.
     “Treasury Rate” means, as of any Redemption Date, the yield to maturity (calculated on a semi-annual bond equivalent basis) as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) (the “Statistical Release”) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2012; provided, however, that if the period from the Redemption Date to June 1, 2012, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
6. Optional Redemption with the Proceeds of Certain Equity Issuances.
     At any time prior to June 1, 2010, the Issuer may on one or more occasions redeem up to 35% of the principal amount of the Securities then outstanding with the Net Cash Proceeds of one or more Equity Offerings of the Issuer at a redemption price of 109.375% of the principal amount of such Securities, together with accrued and unpaid interest to, but not including, the Redemption Date, subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided that at least 65% of the aggregate principal amount of the Securities outstanding immediately prior to each such redemption remains outstanding immediately after each such redemption and provided, further, that such redemption shall occur within 180 days of the date of the closing of the related Equity Offering.
7. Notice of Redemption.
     Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address. Securities in denominations of $2,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $2,000 and any integral multiples of $1,000) of the principal of Securities that have denominations larger than $1,000.
     If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Security. Unless the Issuer defaults in the payment of the redemption price, on and after the Redemption Date, interest shall cease to accrue on Securities or portions thereof called for redemption, subject to the provisions of the Indenture.
     Any redemption and notice thereof may at the Issuer’s discretion be subject to one or more conditions precedent.

8. Change of Control Offer.
     Upon the occurrence of a Change of Control, the Issuer shall be required, as and to the extent set forth in the Indenture, to Offer to Purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
9. Limitation on Asset Sales.
     The Issuer is, subject to certain conditions, obligated to make an Offer to Purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) with certain Net Cash Proceeds of certain sales or other dispositions of assets in accordance with the Indenture.
10. Denominations; Transfer; Exchange.
     The Securities are in registered form, without coupons, in denominations of $2,000 of principal amount and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.
11. Persons Deemed Owners.
     The registered Holder of a Security shall be treated as the owner of it for all purposes.
12. Unclaimed Funds.
     If funds for the payment of principal, premium, if any, or interest remain unclaimed for two years, the Trustee and the Paying Agent shall repay the funds to the Issuer at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.
13. Discharge Prior to Redemption or Maturity.
     The Issuer and the Subsidiary Guarantors may be discharged from their obligations under the Indenture or the Securities and any Note Guarantee except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants and from the consequences of certain Events of Default contained in the Indenture and the Securities and any Note Guarantee, in each case upon satisfaction of certain conditions specified in the Indenture.

14. Amendment; Supplement; Waiver.
     Subject to certain exceptions, the Indenture, the Securities and any Note Guarantee may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Note Guarantees to, among other things, cure any ambiguity, defect or inconsistency, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.
15. Restrictive Covenants.
     The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer to the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.
16. Defaults and Remedies.
     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or any Note Guarantee except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Note Guarantees, unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of at least a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.
17. Trustee Dealings with Issuers.
     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.
18. No Recourse Against Others.
     No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Subsidiary Guarantor in the

Indenture, or in any of the Securities or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or any Subsidiary Guarantor or of any successor Person thereof. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws.
19. Authentication.
     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.
20. Abbreviations and Defined Terms.
     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
21. Governing Law.
     This Security shall be governed by, and construed in accordance with, the laws of the State of New York.
22. CUSIP and ISIN Numbers.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.
23. Indenture.
     Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as it may be amended from time to time.
     The Issuer shall furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type. Requests may be made to: VeraSun Energy Corporation, 100 22nd Avenue, Brookings, South Dakota 57006, Attention: President.

ASSIGNMENT FORM
I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)
and irrevocably appoint                                                                                       agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as name
appears on the other
side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:
Section 4.16 [     ]           Section 4.17 [     ]
     If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount: $___

Dated:	Signed:

(Sign exactly as name
appears on the other
side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

Exhibit C
Form of Certificate to be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors
[Date]
Attention:
Re: VeraSun Energy Corporation
9 3/8% Senior Notes due 2017 (the “Securities”)
Ladies and Gentlemen:
     In connection with our proposed purchase of the Securities of VeraSun Energy Corporation (the “Issuer”), we confirm that:
     1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, we will do so only (i) to the Issuer or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A (iii) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities and, if such transfer is in respect of any aggregate principal amount of Securities of less than $100,000, also furnishes an opinion of counsel acceptable to the Issuer that such transfer complies with the Securities Act, (iv) outside the United States in accordance with 903 and Rule 904 of

C-1

Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act and in accordance with an applicable blue sky laws of the states of the United States, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.
     3. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us shall bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.
     5. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion, and we are not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.
     6. The principal amount of the Securities to which this Certificate relates is $                    .
     You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
By:
Name:
Title:

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Exhibit D
Form of Certificate to Be
Delivered in Connection with
Transfers Pursuant to Regulation S

Wells Fargo Bank, N.A.	[Date]
Corporate Trust Services
Sixth & Marquette; N9303-120
Minneapolis, MN 55479

Attention:
Re:     VeraSun Energy Corporation
9 3/8% Senior Notes due 2017
(the “ Securities”)
     In connection with our proposed sale of $                     aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
     (1) the offer of the Securities was not made to a person in the United States;
     (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;
     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;
     (5) we have advised the transferee of the transfer restrictions applicable to the Securities; and

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     (6) in addition, if the sale is made prior to the 41st day after the date on which such Securities were originally issued and the prohibitions of Rule 903(b) and 904(b) of Regulation S are applicable, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.
     You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

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Exhibit E
NOTE GUARANTEE
     For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other Note Obligations of the Issuer under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article XII of the Indenture and this Note Guarantee. This Note Guarantee shall become effective in accordance with Article XII of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Security.
     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of May 16, 2007, among VeraSun Energy Corporation, a South Dakota corporation (the “Issuer”), the Subsidiary Guarantors named therein and Wells Fargo Bank, N.A., as trustee (the “Trustee”).
     The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.
     THIS NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The undersigned Subsidiary Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note Guarantee.
     This Note Guarantee is subject to release upon the terms set forth in the Indenture.

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     IN WITNESS WHEREOF, the undersigned has caused this Note Guarantee to be duly executed.

SUBSIDIARY GUARANTOR
By:
Name:
Title:

By:
Name:
Title:

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